    As filed with the Securities and Exchange Commission on October 19, 1999
                                                      Registration No. 333-

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------
                    FIRST COMMONWEALTH FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)
                               ----------------
                                      6711
            (Primary Standard Industrial Classification Code Number)

            PENNSYLVANIA                             25-1428528
   (State or Other Jurisdiction of         (I.R.S. Employer Identification
   Incorporation or Organization)                      Number)

                       FIRST COMMONWEALTH CAPITAL TRUST I
             (Exact name of registrant as specified in its charter)
                               ----------------
                                      6733
            (Primary Standard Industrial Classification Code Number)
              DELAWARE                               25-6665847
(State or Other Jurisdiction of Incorporation
               or Organization)
                                           (I.R.S. Employer Identification
                                                       Number)

                                              David R. Tomb, Jr., Esq.
  c/o First Commonwealth Financial              Senior Vice President
             Corporation                    First Commonwealth Financial
        Old Courthouse Square                        Corporation
        22 North Sixth Street                   Old Courthouse Square
     Indiana, Pennsylvania 15701                22 North Sixth Street
           (724) 349-7220                    Indiana, Pennsylvania 15701
                                                   (724) 349-7220
(Address, Including Zip Code, and Telephone Number, Including
   Area Code, of Registrants' Principal Executive Offices)
                                         (Name, Address, Including Zip Code,
                                        and Telephone Number, Including Area
                                             Code, of Agent For Service)
                               ----------------
                                   Copies to:
                           Robert M. Jones, Jr., Esq.
                           Drinker Biddle & Reath LLP
                                One Logan Square
                         Eighteenth and Cherry Streets
                        Philadelphia, Pennsylvania 19103

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------
 Title of Each Class                          Proposed
         of                                   Maximum     Proposed Maximum   Amount of
  Securities To Be         Amount To Be    Offering Price     Aggregate     Registration
     Registered             Registered      Per Unit(1)   Offering Price(1)     Fee
----------------------------------------------------------------------------------------
 Series B 9.50% capital
  securities of First
  Commonwealth Capital
  Trust I................  $35,000,000          100%         $35,000,000     $9,730.00
----------------------------------------------------------------------------------------
 Series B 9.50% junior
  subordinated deferrable
  interest debentures of
  First Commonwealth
  Financial
  Corporation(2).........
----------------------------------------------------------------------------------------
 First Commonwealth
  Financial Corporation
  Series B capital
  securities guarantee
  with respect to Series
  B 9.50% capital
  securities of First
  Commonwealth Capital
  Trust I(3).............
----------------------------------------------------------------------------------------
 Total(4)................  $35,000,000(5)       100%         $35,000,000(5)  $9,730.00
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457 solely for the purpose of determining the registration fee.
(2) No separate consideration will be received for the Series B 9.50% junior subordinated deferrable interest debentures of First Commonwealth Financial Corporation distributed upon any liquidation of First Commonwealth Capital Trust I.
(3) No separate consideration will be received for the Series B guarantee of First Commonwealth Financial Corporation.
(4) This Registration Statement is also deemed to cover rights of holders of the Series B 9.50% junior subordinated deferrable interest debentures under the indenture, the rights of holders of Series B 9.50% capital securities of First Commonwealth Capital Trust I under the declaration of trust, the rights of holders of the Series B 9.50% capital securities under the Series B 9.50% capital securities guarantee and certain back-up undertakings as described herein.
(5) Such amount represents the liquidation amount of the First Commonwealth Capital Trust I Series B capital securities to be exchanged hereunder and the principal amount of First Commonwealth Financial Corporation Series B junior subordinated deferrable interest debentures that may be distributed to holders of Series B capital securities upon any liquidation of First Commonwealth Capital Trust I.

   The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall thereafter become effective on such date as the Commission, acting pursuant to said
Section 8(a) may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       FIRST COMMONWEALTH CAPITAL TRUST I

                               Offer to exchange
                       Series B 9.50% capital securities
                       for any and all of its outstanding
                       Series A 9.50% capital securities
                (liquidation amount $1,000 per capital security)

    Fully and unconditionally guaranteed as described in this prospectus by

                    First Commonwealth Financial Corporation

   First Commonwealth Capital Trust I, a Delaware statutory business trust, is offering to exchange up to $35,000,000 aggregate liquidation amount of its Series B 9.50% capital securities for its outstanding Series A 9.50% capital securities, of which $35,000,000 are outstanding. We refer to the Series B capital securities in this prospectus as the exchange capital securities, and we refer to the Series A capital securities as the original capital securities.

   As part of this exchange offer, First Commonwealth Financial Corporation is also offering to exchange its guarantee of First Commonwealth Capital Trust I's obligations under the original capital securities for a similar guarantee of First Commonwealth Capital Trust I's obligations under the exchange capital securities. We refer to the guarantee of First Commonwealth Financial Corporation under the original capital securities in this prospectus as the original guarantee; and we refer to the guarantee of the exchange capital securities in this prospectus as the exchange guarantee. Also as part of this exchange offer, First Commonwealth Financial Corporation is offering to exchange up to $35,000,000 of its Series B 9.50% junior subordinated deferrable interest debentures for a similar amount of its Series A 9.50% junior subordinated deferrable interest debentures. We refer to the Series B debentures in this prospectus as the exchange debentures, and we refer to the Series A debentures as the original debentures.

   The terms of the exchange capital securities, debentures and guarantee are the same as the terms of the original capital securities, debentures and guarantee except that:

  . the exchange capital securities, exchange debentures and exchange guarantee are registered under the Securities Act and do not have the same restrictions on transfer as the original securities;

  . the distribution rate on the exchange capital securities will not have the potential to increase; and

  . the interest rate on the exchange debentures will not have the potential to increase.

   This prospectus and a transmittal letter describing the procedures for exchanging original capital securities for the exchange capital securities are first being mailed to all of the holders of the original capital securities on
        , 1999. The offer expires at 5:00 p.m., New York City time, on
        , 1999, unless extended.

   There has been no public market for the exchange capital securities before this exchange offer. We do not intend to apply for listing for the exchange capital securities on any national securities exchange or for quotation through the Nasdaq National Market.

    You should carefully consider the "Risk Factors" beginning on page 7 before deciding whether to exchange your original capital securities for exchange capital securities.


   These securities are not deposits or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is         , 1999.

                            SUMMARY INFORMATION--Q&A

   This summary includes questions and answers that highlight selected information from the prospectus to help you understand the exchange offer. You should carefully read the prospectus in its entirety to understand fully the terms of the exchange offer, as well as the tax and other considerations that are important to you in making a decision about whether to exchange your original capital securities. You should pay special attention to the "Risk Factors" section beginning on page 7 of this prospectus to determine whether an investment in the exchange capital securities is appropriate for you. The prospectus and the letter of transmittal that accompanies it together constitute the exchange offer.

   For your convenience, we make reference to specific page numbers in this prospectus for more detailed information regarding some of the terms and concepts used throughout this prospectus.

   Throughout this prospectus, unless we indicate otherwise, references to capital securities include both the original and exchange capital securities, references to debentures include both the original and exchange debentures, and references to the capital securities guarantee include both the original and exchange capital securities guarantee. The terms "we," "us," "our" and "First Commonwealth" refer to First Commonwealth Financial Corporation. The term "the Trust" refers to First Commonwealth Capital Trust I.

   The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere, or incorporated by reference, in this prospectus.

What is First Commonwealth Financial Corporation?

   We are a Pennsylvania corporation registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. We operate two banks, First Commonwealth Bank and Southwest Bank. We also provide personal financial planning and other financial services and insurance products through First Commonwealth Trust Company and First Commonwealth Insurance Agency. We also operate Commonwealth Systems Corporation, a data processing subsidiary. At June 30, 1999, we had consolidated total assets of $4.2 billion, total deposits of $3.0 billion and stockholders' equity of $339 million. Our principal executive offices are located at 22 North Sixth Street, Indiana, Pennsylvania 15701. Our telephone number is (724) 349-7220. Our common stock is listed as "FCF" on the New York Stock Exchange.

   For more information about us, please see the section entitled "First Commonwealth" in this prospectus. You should also read the other documents we have filed with the SEC, which you can find by referring to the section entitled "Where You Can Find More Information" in this prospectus.

What is First Commonwealth Capital Trust I?

   First Commonwealth Capital Trust I is a Delaware business trust. The Trust sold its original capital securities to investors and its common securities to us. The Trust used the proceeds from these sales to buy from us the original debentures with the same economic terms as its original capital securities.

What are the capital securities?

   Each capital security represents an undivided beneficial interest in the assets of the Trust. The Trust has issued $35,000,000 in aggregate liquidation amount of original capital securities.

What are the common securities?

   The common securities and the capital securities are the same in all material respects, except that:

  .  the common securities are non-transferable;

  . the holder of the common securities has, until the occurrence of an Event of Default (as defined on page 52), the sole right to remove or increase or decrease the number of trustees of the Trust; and

  . the capital securities will have a preference over the common securities with respect to cash distributions and amounts payable on liquidation, redemption or otherwise under the circumstances described in "Description of Capital Securities--Subordination of Common Securities."

What are the exchange capital securities?

   We and the Trust have registered up to $35,000,000 aggregate liquidation amount of exchange capital securities under the Securities Act. The terms of the exchange capital securities are the same as the terms of the original capital securities, except that the exchange capital securities:

  .  have been registered under the Securities Act;

  . will not be subject to certain transfer restrictions applicable to your original capital securities; and

  .  will not provide for any increase in the distribution rate.

  . the exchange debentures will not provide for any increase in the interest rate.

See "Description of Capital Securities" for more information on the capital securities.

What is the exchange offer?

   We and the Trust are offering to exchange up to $35,000,000 aggregate liquidation amount of exchange capital securities for an equal aggregate liquidation amount of original capital securities. We are making this exchange offer in order to satisfy our obligations under a registration rights agreement relating to your original capital securities. See "The Exchange Offer" for a description of the procedures for tendering your original capital securities.

When does the exchange offer expire?

   The exchange offer will expire at 5:00 p.m., New York City time, on
        , 1999, unless we and the Trust extend it. See "The Exchange Offer-- Expiration Date; Extension; Amendments."

What are the conditions to the exchange offer?

   The exchange offer is subject to certain conditions, which we may waive at our discretion. The exchange offer is not conditioned upon the tender of any minimum liquidation amount of original capital securities. See "The Exchange Offer--Conditions to the Exchange Offer."

What are the terms of the exchange offer?

   We reserve the right at any time and from time to time:

  .  to delay accepting the original capital securities for exchange;

  .  to end the exchange offer if specified conditions are not satisfied;

  . to extend the exchange offer and keep the original capital securities tendered under the exchange offer, subject to your right to withdraw your tendered original capital securities; or

  . to waive any condition or otherwise change the terms of the exchange offer in any way.

See "The Exchange Offer--Terms of the Exchange Offer."

   If you wish to exchange your original capital securities for exchange capital securities, you will be required to represent that:

  . you are not an affiliate of First Commonwealth Financial Corporation or the Trust;

  . you are acquiring exchange capital securities in the ordinary course of your business;

  . you have no arrangement or understanding with any person to participate in a "distribution" within the meaning of the Securities Act of such exchange capital securities; and

  . you are not engaged in, and do not intend to engage in, a "distribution" within the meaning of the Securities Act of such exchange capital securities.

See "The Exchange Offer--Resales of Exchange Capital Securities."

If I tender my original capital securities, will I be allowed to withdraw my tender?

   You may withdraw your tender of original capital securities at any time before the expiration date by delivering written notice of your withdrawal to the exchange agent as described below under the caption "The Exchange Offer-- Withdrawal Rights." If you withdraw your tender, your original capital securities will remain subject to transfer restrictions.

How do I tender my original capital securities?

   You must complete and sign a letter of transmittal and mail, send by facsimile or hand deliver it, together with any other documents required by the letter of transmittal, to the exchange agent, either with your original capital securities or in compliance with the specified procedures for guaranteed delivery of original capital securities. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. If your original capital securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you should contact such person promptly if you wish to tender your original capital securities in the exchange offer. See "The Exchange Offer--Procedures for Tendering Original Capital Securities."

Will exchange capital securities be freely transferable?

   In making the exchange offer, we are relying on the position of the staff of the Securities and Exchange Commission's Division of Corporation Finance contained in certain interpretive letters addressed to third parties in other transactions. However, we have not sought our own interpretive letter. Therefore, there is no guarantee that the staff of the Securities and Exchange Commission's Division of Corporation Finance would make a similar determination regarding the exchange offer as it has in the interpretive letters to third parties.

   Unless you are a broker-dealer or an affiliate of either First Commonwealth Financial Corporation or the Trust, we believe, based on those interpretive letters, that you may sell or otherwise transfer exchange capital securities issued to you in this exchange offer in exchange for your original capital securities without further compliance with the registration and prospectus delivery requirements of the Securities Act.

   If you are a broker-dealer or an affiliate of either First Commonwealth Financial Corporation or the Trust, then you will be subject to further restrictions described in "The Exchange Offer--Resales of Exchange Capital Securities."

   Subject to the limitations described in "The Exchange Offer--Resales of Exchange Capital Securities," we have agreed that this prospectus, as it may be changed or supplemented from time to time, may be used by participating broker-dealers in connection with the resales of exchange capital securities. See "Certain Resales."

Who is the exchange agent?

   The exchange agent for the exchange offer is The Chase Manhattan Bank. The address, telephone number and facsimile number of the exchange agent are listed in "The Exchange Offer--Exchange Agent" and in the letter of transmittal.

Will there be any proceeds of this offering?

   Neither we nor the Trust will receive any cash proceeds from the issuance of the exchange capital securities. The original capital securities acquired by the Trust will be retired.

What are the tax and ERISA consequences of this offer?

   You should review carefully the information contained under the caption "Federal Income Tax Consequences" and "ERISA Considerations" before tendering your original capital securities in the exchange offer.

What distributions will you receive on the capital securities?

   As a holder of capital securities, you will be entitled to receive cumulative cash distributions at an annual rate of 9.50% of the liquidation amount of $1,000 per capital security. Distributions accumulate from September 8, 1999 and will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning March 1, 2000 to the holders of the capital securities on the relevant record dates which will be the fifteenth day of the month which precedes the month in which the distribution date falls.

   We will withhold the Pennsylvania Corporate Loans Tax from interest payments on the portion of the debentures that are held by the Trust for the benefit of holders of capital securities who are subject to the tax, principally individuals, partnerships and unincorporated associations resident in Pennsylvania. Any amounts so withheld will reduce, to the extent of the withholding, distributions payable to holders of capital securities.

When can payment of your distributions be deferred?

   We may, on one or more occasions, defer interest payments on the debentures for up to 10 consecutive semi-annual periods with respect to each deferral period unless an event of default under the debentures has occurred and is continuing. See page 52 for a description of the events of default under the debentures. A deferral of interest payments cannot extend beyond the stated maturity date of the debentures (which is September 1, 2029).

   If we defer interest payments on the debentures, the Trust will also defer its distributions on the capital securities. During this deferral period, distributions will continue to accumulate on the capital securities at an annual rate of 9.50% of the liquidation amount of $1,000 per capital security. Also, the deferred distributions will themselves accumulate distributions at an annual rate of 9.50% (to the extent permitted by law). Once we make all deferred interest payments on the debentures, with accrued interest, we may again defer interest payments on the debentures if no event of default under the debentures has then occurred and is continuing.

   During any period in which we defer interest payments on the debentures, we will not be permitted to (with certain exceptions described on page 47):

  . pay a dividend or make any other payment or distribution on our capital stock;

  . redeem, purchase or make a liquidation payment on any of our capital stock;

  . make a principal, premium or interest payment, or repurchase or redeem, any of our debt securities that rank equal with or junior to the debentures; or

  . make any guarantee payments with respect to any guarantee by us of any securities of any of our subsidiaries if the guarantee ranks equal to or junior in right of payment to the debentures.

   If we defer interest payments on the debentures, you will be required to accrue interest income for United States federal income tax purposes before you receive cash distributions. See "Federal Income Tax Consequences" on page 64 and "Risk Factors--Our ability to defer distributions has tax consequences for you and may affect the trading price of the capital securities" on page 8.

When can the Trust redeem the capital securities?

   The Trust will redeem all of the outstanding capital securities when the debentures are paid at maturity on September 1, 2029.

   Subject to receiving the approval of the Board of Governors of the Federal Reserve System, we may redeem the debentures, in whole or in part, at any time on or after September 1, 2009, at a redemption price equal to 104.750% of the principal amount of the debentures on September 1, 2009, declining ratably on each September 1 thereafter to 100% on or after September 1, 2019, plus accrued and unpaid interest to the date of redemption.

   In addition, again subject to receiving prior approval of the Federal Reserve, prior to September 1, 2009, we may redeem the debentures, in whole but not in part, upon the occurrence of certain events affecting (1) the tax status of the Trust or the tax treatment of interest on the debentures or (2) whether the capital securities constitute Tier 1 Capital under applicable capital guidelines of the Federal Reserve. The redemption price in these circumstances would be equal to the greater of (a) 100% of the principal amount of the debentures or (b) the sum, as determined by a quotation agent, of the present values of the principal amount and premium payable as part of the redemption price with respect to an optional redemption of the debentures on September 1, 2009, together with scheduled payments of interest from the redemption date to September 1, 2009, in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an adjusted treasury rate, plus in either case accrued and unpaid interest thereon to the date of redemption.

   If we redeem any debentures before their maturity, the Trust will use the cash it receives on the redemption of the debentures to redeem, on a pro rata basis, capital securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the debentures redeemed. However, if an event of default under the amended and restated declaration of trust of the Trust has occurred and is continuing, the capital securities will be redeemed before any common securities. See page 36 for a description of an event of default under the declaration.

What is the nature of our guarantee of the capital securities?

   We fully and unconditionally guaranteed the original capital securities and, when issued, will guarantee the exchange capital securities on the same terms based on:

  .  our obligations to make payments on the debentures;

  .  our obligations under our capital securities guarantee; and

  . our obligations under the declaration and our junior subordinated debentures indenture.

   If we do not make a required payment on the debentures, the Trust will not have sufficient funds to make the related payment on the capital securities. The capital securities guarantee does not cover payments on the capital securities when the Trust does not have sufficient funds to make such payments. Our obligations under the debentures are junior to our obligations to make payments on our senior indebtedness, as this term is described on page 55, while our obligations under the capital securities guarantee are junior to our obligations to make payments on all of our other liabilities, except as discussed elsewhere in this prospectus. See "Risk Factors--Our obligations under the debentures and the capital securities guarantee are subordinated" on page 7.

Will there be a public market for the exchange capital securities?

   We do not plan to list the exchange capital securities on the New York Stock Exchange or any other exchange. No one has made a binding agreement to make a market for the exchange capital securities. We offer no assurance that a market for the exchange capital securities will develop or provide meaningful liquidity to investors.

When can the debentures be distributed to you?

   As the sponsor of the Trust, we have the right to dissolve the Trust at any time if the dissolution and any distribution of the debentures would not result in a taxable event to holders of the capital securities. If we exercise this right to dissolve the Trust, the Trust will be liquidated by distribution of the debentures to holders of the capital securities and the common securities.

What happens if the Trust is dissolved and the debentures are not distributed?

   The Trust may also be dissolved in circumstances where the debentures will not be distributed to you. In those situations, after satisfaction of creditors of the Trust, if any, the Trust will be obligated to pay in cash the liquidation amount of $1,000 for each capital security plus accumulated distributions to the date such payment is made. The Trust will be able to make this liquidation distribution only if we redeem the debentures.

Do I have voting rights?

   Generally, holders of capital securities do not have any voting rights, except under the limited circumstances described below. The holders of a majority of the capital securities, however, have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee of the Trust, or direct the exercise of any trust or other power conferred upon the property trustee of the Trust.

What other rights do I have as a holder of the capital securities?

   As a holder of the capital securities, you have the right to bring a direct action against us if we do not:

  . pay the principal of or premium, if any, or interest on the debentures in accordance with their terms; or

  .  perform our obligations under our guarantees.

   You also have the right as a holder of the capital securities to bring a direct action against the Trust if it does not fulfill its obligations under the declaration in accordance with its terms. For a description of these other rights, see "Description of Capital Securities."

                                  RISK FACTORS

   Your investment in the capital securities will involve certain risks. You should carefully consider the following discussion of risks, and the other information included or incorporated by reference in this prospectus, before deciding whether to participate in the exchange offer. Some of the information presented in this prospectus, or incorporated by reference in this prospectus may contain forward-looking statements. You can identify forward-looking statements by our use of terminology such as "may," "will," "expect," "anticipate," "estimate," "continue" or other similar words. Although we believe that our plans, intentions and expectations reflected in or suggested by such statements are reasonable, we cannot assure you that such plans, intentions or expectations will be achieved. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this section and elsewhere in this prospectus and in the documents incorporated by reference. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements.

Risk Factors Relating to the Capital Securities

Our obligations under the debentures and the capital securities guarantee are subordinated.

   Our obligations under the debentures are unsecured and will rank junior in priority of payment to our senior indebtedness. This means that we cannot make any payments of principal, including redemption payments, or interest, on the debentures if we default on a payment on our senior indebtedness. In addition, if the maturity of the debentures is accelerated, then holders of senior indebtedness will be entitled to be paid in full before we make any payment on the debentures. In the event of our bankruptcy, termination or dissolution, our assets would be available to pay obligations under the debentures only after all payments had been made on our senior indebtedness. At June 30, 1999, the total amount of our aggregate senior indebtedness was approximately $862.4 million. See "Capitalization" on page 14 and "Use of Proceeds" on page 13.

   Our obligations under the capital securities guarantee are unsecured and rank in priority of payment:

  . junior to all of our other liabilities, except those liabilities which, by their terms, are equal with or junior to the capital securities guarantee; and

  . senior to all of our capital stock now outstanding or issued in the future, including our common stock, and to any guarantee we issue now or in the future in respect of our capital stock or the capital stock of any of our affiliates, including other business trusts like the Trust.

This means that we cannot make any payments on the capital securities guarantee if we default on a payment of any of our other liabilities, except those liabilities which are equal with or junior to the capital securities guarantee by their terms. In the event of bankruptcy, termination or dissolution, our assets would be available to pay obligations under the capital securities guarantee only after all payments had been made on our other liabilities, except those liabilities made equal with or junior to the capital securities guarantee by their terms.

   Neither the debentures nor the capital securities guarantee will limit our ability or our subsidiaries' abilities to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the debentures and the capital securities guarantee.

   For more information, see "Description of Junior Subordinated Debentures-- Subordination of the Debentures" on page 54 and "Description of the Capital Securities Guarantee--Status of the Capital Securities Guarantee;
Subordination" on page 58.

The ability of the Trust to pay amounts due on the capital securities is dependent upon our payments on the debentures.

   The ability of the Trust to pay distributions on the capital securities, the redemption price of the capital securities and the liquidation amount of each capital security is solely dependent upon whether we make the related payments on the debentures when due. If we default on our obligation to pay principal (including redemption payments) or interest on the debentures, the Trust will not have sufficient funds to pay distributions, or the redemption price or the liquidation amount of each capital security. In those circumstances, you will not be able to rely upon the capital securities guarantee for payment of these amounts because the capital securities guarantee covers such payment only when the Trust has sufficient funds on hand but fails to make such payment.

   Instead, you may:

  . seek legal redress against us directly or seek other remedies to collect your pro rata share of payments owed; or

  . rely on the property trustee to enforce the Trust's rights under the debentures.

Holders of capital securities who are subject to the Pennsylvania Corporate Loans Tax will receive their distributions on the capital securities net of amounts withheld to pay such tax.

   We will be required to withhold the Pennsylvania Corporate Loans Tax from interest payments on the portion of debentures which are held by the Trust for the benefit of owners of capital securities who are subject to the tax. These owners are principally individuals, partnerships and unincorporated associations resident in Pennsylvania. Any amounts so withheld will reduce, to the extent of such withholding, distributions payable to such owners of capital securities. See "Pennsylvania Corporate Loans Tax."

Our ability to defer distributions has tax consequences for you and may affect the trading price of the capital securities.

   So long as no event of default under the debentures has occurred and is continuing, we may, on one or more occasions, defer interest payments to the Trust on the debentures as described in this prospectus. See "Description of Junior Subordinated Debentures--First Commonwealth's Option to Extend Interest Payment Date" on page 47. If we defer interest payments on the debentures, the Trust will defer distributions on the capital securities to you during any deferral period.

   If we defer interest payments on the debentures, you will be required to accrue interest income, as original issue discount in respect of the deferred stated interest allocable to your share of the capital securities for United States federal income tax purposes. As a result, you will include such income in gross income for United States federal income tax purposes prior to the receipt of any cash distributions. In addition, you will not receive cash from the Trust related to such income if you dispose of your capital securities prior to the record date on which distributions of such amounts are made.

   We have no current intention of deferring interest payments on the debentures. However, if we exercise our right to do so in the future, the capital securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the debentures. If you sell the capital securities during an interest deferral period, you may not receive the same return on investment as someone else who continues to hold the capital securities. In addition, the existence of our right to defer payments of interest on the debentures may mean that the market price for the capital securities may be more volatile than would otherwise be the case.

   See "Federal Income Tax Consequences" beginning on page 64 for more information regarding United States federal income tax consequences.

Your return on the capital securities may be lower than the return on other investments if the capital securities are redeemed, and you may be required to reinvest the redemption proceeds at a lower interest rate.

   Subject to receiving prior approval of the Federal Reserve, under certain circumstances prior to September 1, 2009 and at any time after September 1, 2009, we may redeem the debentures before their maturity. The Trust will use the cash it receives on any such redemption of the debentures to redeem an equivalent liquidation amount of the capital securities and the common securities on a pro rata basis, unless an event of default under the declaration of trust has occurred and is continuing, in which case the capital securities will be redeemed before any common securities. If the Trust redeems your capital securities, there is a risk that the redemption amount paid to you may be less than the return you could earn on other investments for the same holding period. If redeemed, your investment in the capital securities may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money. Moreover, you should assume that we will exercise our redemption option when prevailing interest rates at the time are lower than the interest rate on the debentures, so that the redemption proceeds generally will not be able to be reinvested in a comparable security at as high a rate. See "Description of Capital Securities--Redemption of the Junior Subordinated Debentures" on page 33 for more information.

Distribution of debentures may have a possible adverse effect on trading price.

   We have the right to dissolve the Trust at any time if such dissolution and any distribution of the debentures would not result in a taxable event to the holders of the capital securities. If we dissolve the Trust, the Trust will be liquidated by distribution of the debentures to holders of the capital securities and the common securities. Under current United States federal income tax laws, a distribution of debentures to you on the dissolution of the Trust would not be a taxable event to you.

   We cannot predict the market prices for the debentures that may be distributed. Accordingly, the debentures that you receive on a distribution, or the capital securities you hold pending such a distribution, may trade at a discount to the price that you paid to purchase the capital securities.

   Because you may receive debentures under these circumstances, you should make an investment decision with regard to the debentures in addition to the capital securities. You should carefully review all the information regarding the debentures contained in this prospectus. See "Federal Income Tax Consequences--Receipt of Debentures or Cash Upon Liquidation of the Trust" on page 65 for more information.

You will have limited voting rights.

   In general, unless an event of default under the declaration has occurred and is continuing, only we may elect or remove any of the trustees, and in no event may holders of the capital securities remove the administrative trustees.

   See "The Trust" on page 17 and "Description of Capital Securities--Limited Voting Rights of Capital Security Holders; Modification and Amendment of the Declaration" on page 38 for more information.

Enforcement of certain rights, including the right to payment, by you or on your behalf is limited.

   Holders of capital securities will not be able, in most cases, to exercise directly remedies available to the holders of the debentures or to assert any other rights in respect of the debentures. The Chase Manhattan Bank acts as the guarantee trustee under the capital securities guarantee. Its ability to take action on your behalf as guarantee trustee is limited. This is because our capital securities guarantee guarantees distributions on the capital securities only to the extent the Trust receives payments on the debentures and, upon liquidation of the Trust, other assets to which holders of the capital securities are entitled. See "Description of Junior Subordinated Debentures-- Enforcement of Certain Rights by Holders of Capital Securities" on page 52, "-- Debenture Events of Default" on page 52 and "Description of the Capital Securities Guarantee" on page 57.

The capital securities are not insured.

   Neither the Federal Deposit Insurance Corporation nor any other governmental agency or other person has insured the capital securities or any other of the other securities offered by this prospectus.

Holders of capital securities will not be protected from our participation in potentially highly leveraged transactions.

   The indenture provides that we may merge or consolidate with, or sell all or substantially all of our assets to another person or entity so long as the successor person or entity expressly assumes our obligations under the indenture, there is no event of default under the indenture and certain other conditions are met. The indenture provisions do not afford holders of the debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the debentures.

There is no public market for the capital securities.

   There is no public market for the original capital securities and there can be no assurance as to the liquidity of any markets that may develop for the exchange capital securities. We do not intend to apply for listing of the exchange capital securities on any national securities exchange or for quotation through the Nasdaq National Market. The lack of an existing market may limit your ability to sell the capital securities and will affect the price you receive. Future trading prices of the capital securities will depend on many factors, including, among other things, prevailing interest rates, our operating results, and the market for similar securities.

There is no public market for the debentures.

   There is no existing market for the debentures, and the lack of an existing market may limit your ability to sell the debentures and will affect the price you receive. Future trading prices of the debentures will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply for listing of the exchange debentures on any national securities exchange or for quotation through the Nasdaq National Market.

Risk Factors Relating to First Commonwealth Financial Corporation

Because we are a bank holding company, we may have limited sources of funds.

   Because we are a bank holding company, our operations are conducted by our subsidiaries, including First Commonwealth Bank and Southwest Bank, which are subject to significant federal and state regulation. As a result, our ability to receive dividends and loans from our subsidiaries is restricted. At January 1, 1999, $56.2 million of the retained earnings of First Commonwealth Bank and Southwest Bank were available to pay dividends to us without regulatory approval. Dividend payments by First Commonwealth Bank and Southwest Bank to us in the future will require generation of future earnings by First Commonwealth Bank and Southwest Bank and may require regulatory approval. Further, our right to participate in the distribution of the assets of any bank subsidiary upon its liquidation, reorganization or otherwise, and the resulting ability of the holders of the capital securities to benefit indirectly from any participation, will be subject to the claims of the bank subsidiaries' creditors, which will take priority except to the extent to which we may be a creditor with a reorganized claim. Accordingly, the debentures will be subordinated to all existing and future liabilities of our subsidiaries, including the deposit liabilities of First Commonwealth Bank and Southwest Bank, and you should look only to our assets for payments on the debentures. As of June 30, 1999, our subsidiaries had deposits and other liabilities of approximately $3.9 billion.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For further information on the Public Reference Rooms, please call the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

   We incorporate by reference into this prospectus the documents listed below and any future filings (including filings made after the date of this prospectus but prior to the termination of this offering) we make with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  .  Our Annual Report on Form 10-K for the year ended December 31, 1998;

  . Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999; and

  . Our Current Report on Form 8-K dated December 31, 1998 (filed January 15, 1999), as amended by a Form 8-K/A filed March 16, 1999.

  . Our Current Report on Form 8-K dated September 8, 1999 (filed September 23, 1999).

   You may obtain a copy of these filings, at no cost, by writing or telephoning us at:

                 First Commonwealth Financial Corporation
                 22 North Sixth Street
                 Indiana, Pennsylvania 15701
                 (724) 349-7220

   To obtain timely delivery, security holders must request the information by 1999.

   Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a document incorporated by reference into this prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded.

   No separate financial statements of the Trust have been included in this prospectus. Neither we nor the Trust consider that such financial statements would be material to holders of the capital securities because (i) we own all of the voting securities of the Trust, directly or indirectly, and we are a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in debentures we issue and (iii) our obligations described herein to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of the Trust under the indenture described herein and any supplemental indenture thereto and pursuant to the declaration of the Trust, the capital securities guarantee issued with respect to capital securities issued by the Trust, the debentures purchased by the Trust and the related indenture, taken together, constitute a full and unconditional guarantee of payments due on the capital securities as described herein. See "Description of Junior Subordinated Debentures" and "Description of the Capital Securities Guarantee." In addition, we do not expect that the Trust will file reports, proxy statements and other information under the Exchange Act with the SEC.

                               FIRST COMMONWEALTH

General

   First Commonwealth was incorporated as a Pennsylvania business corporation on November 15, 1982 and is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. First Commonwealth and its subsidiaries employ approximately 1,500 people.

   First Commonwealth operates two chartered banks, First Commonwealth Bank and Southwest Bank. Personal financial planning and other financial services and insurance products are also provided through First Commonwealth Trust Company and First Commonwealth Insurance Agency. First Commonwealth also operates Commonwealth Systems Corporation, a data processing subsidiary. First Commonwealth Bank, a Pennsylvania-chartered federally insured commercial bank headquartered in Indiana, Pennsylvania operates through divisions doing business under the following names: NBOC Bank, Deposit Bank, Cenwest Bank, First Bank of Leechburg, Peoples Bank, Central Bank, Peoples Bank of Western Pennsylvania, Unitas Bank and Reliable Bank.

   On December 31, 1998, First Commonwealth merged with Southwest National Corporation , a Pennsylvania-chartered bank holding company headquartered in Greensburg, Pennsylvania. Upon merger, Southwest National Bank, which had been a subsidiary of Southwest National Corporation, became a subsidiary of First Commonwealth. In addition, Southwest National Bank changed its name to Southwest Bank. Southwest Bank is a Pennsylvania-chartered, federally insured commercial bank also headquartered in Greensburg, Pennsylvania, which traces its origin to 1900.

   Through First Commonwealth Bank, First Commonwealth traces its banking origins to 1866. First Commonwealth Bank and Southwest Bank conduct business through 96 community banking offices. First Commonwealth Bank and Southwest Bank engage in general banking business and offer a full range of financial services including such general retail banking services as demand, savings and time deposits and mortgage, consumer installment and commercial loans.

   First Commonwealth Bank and Southwest Bank operate a network of 79 automated teller machines that permit customers to conduct routine banking transactions 24 hours a day. Of the automated teller machines, 60 are located on the premises of their main or branch offices and 19 are in remote locations. All the automated teller machines are part of the MAC network, which consists of over 23,000 automated teller machines owned by numerous banks, savings and loan associations and credit unions located throughout 45 states. The automated teller system is also part of the global MasterCard/Cirrus network which is comprised of more than 300,000 automated teller machines located in the United States, Canada and 58 other countries and territories, which services over 365 million card holders. Such networks allow First Commonwealth Bank's and Southwest Bank's customers to withdraw cash and in certain cases conduct other banking transactions from automated teller machines of all participating financial institutions.

   In addition to funds access through the use of automated teller machines, the MAC debit card offered to First Commonwealth Bank's and Southwest Bank's deposit customers may be used at 300,000 point of sale terminals on the MAC system as well as being used on the global MasterCard system for the purchase of goods and services. The MAC debit card provides customers with the almost universal acceptability of a credit card combined with the convenience of direct debit to the customers' checking account.

   As a registered bank holding company, First Commonwealth is required to file with the Federal Reserve Board an annual report and other information. The Federal Reserve Board also has the right to make examinations and inspections of First Commonwealth and its subsidiaries.

   The principal executive offices of First Commonwealth are located at 22 North Sixth Street, Indiana, Pennsylvania 15701, and its telephone number is
(724) 349-7220.

Recent Events

   On July 13, 1999, First Commonwealth announced that the Board of Directors authorized a repurchase of up to 2,000,000 shares of its outstanding common stock. On August 31, 1999, First Commonwealth commenced a "modified Dutch auction" tender offer to purchase up to 2,000,000 shares of its outstanding common stock. It offered to purchase each share in the tender offer at a price of not less than $23.00 nor in excess of $26.00 per share, net to the seller. The offer expired on September 29, 1999. First Commonwealth repurchased 1,909,710 shares of its common stock in the offer at a purchase price of $26.00 per share, net to the seller. The aggregate amount paid by First Commonwealth in connection with the repurchase was $49,652,460. The repurchase reduced the number of First Commonwealth's outstanding shares of common stock by approximately 6.1%.

                                USE OF PROCEEDS

   Neither we nor the Trust will receive any cash proceeds from the issuance of the exchange capital securities. The original capital securities surrendered in exchange for the exchange capital securities will be retired and canceled. The net proceeds to the Trust from the offering of the original capital securities were approximately $34,225,000 after deducting commissions and expenses of the offering. All of the proceeds from the sale of original capital securities were invested by the Trust in the debentures. We used the proceeds from the issuance of the debentures to finance the purchase of shares of our common stock pursuant to the tender offer described above. See "First Commonwealth--Recent Events."

   The capital securities qualify as Tier 1 Capital under the capital guidelines of the Federal Reserve, provided that under current Federal Reserve guidelines no more than 25% of First Commonwealth's Tier 1 Capital may be composed of such securities. The capital securities constitute 10.24% of First Commonwealth Tier 1 Capital as of June 30, 1999.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following are the First Commonwealth's consolidated ratios of earnings to fixed charges for each of the periods indicated:

                                  Years Ended December 31,
                                ----------------------------- Six Months Ended
                                1994  1995  1996  1997  1998   June 30, 1999
                                ----- ----- ----- ----- ----- ----------------
Ratio of earnings to fixed
 charges (1)...................  1.64  1.49  1.49  1.46  1.31       1.50

--------
(1) The ratio of earnings to combined fixed charges and preferred stock dividends for the identified periods are the same as to the ratios of earnings to fixed charges in the table because the Company had no issued and outstanding preferred stock in any of such periods.

   For the purpose of computing the ratio of earnings to fixed charges, earnings represent net income before extraordinary items plus applicable income taxes and fixed charges. Fixed charges include gross interest expense and the portion of rent expense deemed representative of the interest factor.

                              ACCOUNTING TREATMENT

   For financial reporting purposes, the Trust is treated as our subsidiary and, accordingly, the accounts of the Trust are included in our consolidated financial statements. The exchange capital securities will be shown as a liability in our consolidated balance sheets as "Company obligated mandatorily redeemable capital securities of subsidiary trust," and appropriate disclosures about the exchange capital securities, the exchange guarantee and the exchange debentures will be included in the notes to our consolidated financial statements. For financial reporting purposes, distributions payable on the exchange capital securities will be recorded as interest expense in our consolidated statement of income.

                                 CAPITALIZATION

   The following table sets forth the actual capitalization of First Commonwealth at June 30, 1999, and on an as adjusted basis to give effect to the consummation of the offering of the original capital securities, the issuance of the original debentures and the consummation of the tender offer described above and the application of the proceeds as described under "Use of Proceeds." The table should be read in conjunction with the consolidated financial statements of First Commonwealth, including the related notes, included in the documents incorporated herein by reference. See "Selected Consolidated Financial Data of First Commonwealth" and "Where You Can Find More Information."

                                                            June 30, 1999
                                                        -----------------------
                                                          Actual    As Adjusted
                                                        ----------  -----------
                                                        (Dollars in Thousands)
Deposits............................................... $2,965,133  $2,965,133
Short-term borrowings..................................    223,831     223,831
Long-term debt.........................................    638,525     653,177
                                                        ----------  ----------
Total deposits and borrowings..........................  3,827,489   3,842,141
                                                        ----------  ----------
Other liabilities......................................     36,534      36,534
                                                        ----------  ----------
Corporation obligated, mandatorily redeemable
 securities of subsidiary trust(1).....................          0      35,000
                                                        ----------  ----------
Shareholders' Equity:
Preferred stock, par value $1 per share:
  3,000,000 shares authorized, none issued.............          0           0
Common stock, par value $1 per share:
  100,000,000 shares authorized; 31,262,706 shares
   issued..............................................     31,263      31,263
Additional paid-in capital.............................     99,716      99,716
Retained earnings......................................    247,283     247,283
Accumulated other comprehensive income (loss)..........    (26,715)    (26,715)
Treasury stock, at cost................................     (5,213)    (54,865)
Unearned ESOP shares...................................     (7,154)     (7,154)
                                                        ----------  ----------
Total shareholders' equity.............................    339,180     289,528
                                                        ----------  ----------
Total liabilities and shareholders' equity............. $4,203,203  $4,203,203
                                                        ==========  ==========
Tier 1 Risk Based Capital Ratio........................       14.2%       13.6%
Leverage Ratio.........................................        8.4%        8.1%

--------
(1) Reflects the original capital securities at their issue price. As described herein, the sole assets of the Trust, which is a subsidiary of First Commonwealth, are $36,083,000 aggregate principal amount of the debentures, including the amounts attributable to the issuance of the common securities of the Trust, which will mature on September 1, 2029. First Commonwealth owns all of the common securities issued by the Trust.

           SELECTED CONSOLIDATED FINANCIAL DATA OF FIRST COMMONWEALTH
                 (Dollars in Thousands, Except Per Share Data)
   The selected consolidated financial data of First Commonwealth set forth below should be read in conjunction with, and is qualified in its entirety by, the management's discussion and analysis of our results of operations and our consolidated financial statements including the related notes, included in the documents incorporated herein by reference. Interim unaudited data for the six months ended June 30, 1999 and 1998 reflect, in the opinion of our management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data. Results for the year ended December 31, 1998 and the six months ended June 30, 1999 are not necessarily indicative of results which may be expected for any future interim period or for the 1999 year as a whole. See "Where You Can Find More Information."

   Results for the six-month period ended June 30, 1999, as adjusted, reflect the effects of:

   . the repurchase by First Commonwealth on October 5, 1999 of 1,909,710 shares, as part of the modified Dutch auction tender offer described in "First Commonwealth--Recent Events"; and

   . the Trust's issuance of the original capital securities and First Commonwealth's issuance of the original debentures;

   as if both events occurred as of January 1, 1999.

                 (Dollars in Thousands, Except Per Share Data)

                                                                                         Six Months Ended         Six Months
                                      Years Ended December 31,                               June 30,           Ended June 30,
                     ---------------------------------------------------------------  ------------------------       1999,
                        1994         1995         1996         1997         1998         1998         1999      As Adjusted
                     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Statement of Income
 Data
Interest income....  $   207,368  $   227,182  $   235,188  $   254,772  $   283,421  $   140,466  $   145,437  $   145,437
Interest expense...       86,133      103,019      109,189      124,427      148,282       73,224       73,729       75,937
                     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
 Net interest
  income...........      121,235      124,163      125,999      130,345      135,139       67,242       71,708       69,500
Provision for
 credit losses.....        4,456        5,575        6,301       10,152       15,049        5,100        4,550        4,550
                     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
 Net interest
  income after
  provision for
  credit losses....      116,779      118,588      119,698      120,193      120,090       62,142       67,158       64,950
Securities gains
 (losses)..........        5,536         (603)       1,599        6,825        1,457          982          563          563
Other operating
 income............       15,468       15,996       17,359       18,716       24,881       10,889       17,263       17,263
Merger and related
 charges...........            0            0            0            0        7,915            0            0            0
Other operating
 expenses..........       82,680       83,689       85,299       88,857       92,286       45,773       47,681       47,681
                     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
 Income before
  taxes and
  extraordinary
  items............       55,103       50,292       53,357       56,877       46,227       28,240       37,303       35,095
Applicable income
 taxes.............       17,761       15,728       16,164       17,338       12,229        7,764       10,472        9,699
                     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
 Net income before
  extraordinary
  items............       37,342       34,564       37,193       39,539       33,998       20,476       26,831       25,396
Extraordinary items
 (less applicable
 taxes of $336)....            0            0            0            0         (624)           0            0            0
                     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Net income.........  $    37,342  $    34,564  $    37,193  $    39,539  $    33,374  $    20,476  $    26,831  $    25,396
                     ===========  ===========  ===========  ===========  ===========  ===========  ===========  ===========
Per Share Data
 Net income before
  extraordinary
  items............  $      1.18  $      1.11  $      1.19  $      1.28  $      1.11  $      0.67  $      0.88  $      0.89
 Extraordinary
  items............         0.00         0.00         0.00         0.00        (0.02) $      0.00  $      0.00  $      0.00
                     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
 Net income........  $      1.18  $      1.11  $      1.19  $      1.28  $      1.09  $      0.67  $      0.88         0.89
                     ===========  ===========  ===========  ===========  ===========  ===========  ===========  ===========
 Dividends
  declared.........  $      0.58  $      0.66  $      0.74  $      0.82  $      0.89  $      0.44  $      0.49  $      0.49
 Average shares
  outstanding......   31,689,718   31,236,202   31,155,043   30,835,949   30,666,786   30,788,301   30,589,094   28,679,384
Per Share Data
 Assuming Dilution
 Net income before
  extraordinary
  items............  $      1.18  $      1.10  $      1.19  $      1.28  $      1.10  $      0.66  $      0.87  $      0.88
 Extraordinary
  items............         0.00         0.00         0.00         0.00        (0.02) $      0.00  $      0.00         0.00
                     -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
 Net income........  $      1.18  $      1.10  $      1.19  $      1.28  $      1.08  $      0.66  $      0.87         0.88
                     ===========  ===========  ===========  ===========  ===========  ===========  ===========  ===========
 Dividends
  declared.........  $      0.58  $      0.66  $      0.74  $      0.82  $      0.89  $      0.44  $      0.49  $      0.49
 Average shares
  outstanding......   31,763,564   31,281,960   31,190,895   30,922,837   30,833,013   30,981,004   30,702,299   28,792,589
At End of Period
 Total assets......  $ 3,020,204  $ 3,075,123  $ 3,339,996  $ 3,668,557  $ 4,096,789  $ 4,044,242  $ 4,203,203  $ 4,203,203
 Investment
  securities.......    1,018,228      960,588      901,411    1,015,798    1,525,332    1,336,532    1,614,569    1,614,569
 Loans and leases,
  net of unearned
  income...........    1,790,684    1,935,938    2,236,523    2,436,337    2,374,850    2,467,764    2,369,905    2,369,905
 Allowance for
  credit losses....       22,375       23,803       25,234       25,932       32,304       26,886       33,644       33,644
 Deposits..........    2,493,135    2,586,545    2,756,111    2,884,343    2,931,131    2,925,091    2,965,133    2,965,133
 Corporation
  obligated,
  mandatorily
  redeemable
  capital
  securities of
  subsidiary
  trust............            0            0            0            0            0            0            0       35,000
 Other long-term
  debt.............        9,549        7,168       52,737      193,054      630,850      473,253      638,525      653,177
 Total Long-Term
  Debt.............        9,549        7,168       52,737      193,054      630,850      473,253      638,525      688,177
 Shareholders'
  equity...........      293,237      329,486      341,522      354,323      355,405      363,187      339,180      289,528
Key Ratios
 Return on average
  assets...........         1.25%        1.14%        1.17%        1.15%        0.85%        1.07%        1.29%        1.22%
 Return on average
  equity...........        12.61%       11.02%       11.07%       11.31%        9.13%       11.41%       14.95%       16.40%
 Net loans to
  deposit ratio....        70.93%       73.93%       80.23%       83.57%       79.92%       83.45%       78.79%       78.79%
 Dividends per
  share as a
  percent of net
  income per
  share............        49.15%       59.46%       62.18%       64.06%       81.65%       65.67%       55.68%       55.06%
 Average equity to
  average assets
  ratio............         9.93%       10.38%       10.53%       10.16%        9.28%        9.34%        8.65%        7.47%
 Allowance for loan
  losses to total
  loans............         1.25%        1.23%        1.13%        1.06%        1.36%        1.09%        1.42%        1.42%
 Non-performing
  assets to total
  loans plus other
  real estate......         1.21%        1.06%        1.14%        1.12%        1.17%        1.09%        1.02%        1.02%

                                   THE TRUST

   The Trust is a statutory business trust formed under Delaware law on August 16, 1999.

   The Trust exists for the exclusive purposes of:

  . issuing and selling capital securities and common securities, which represent undivided beneficial interests in the assets of the Trust;

  . investing the gross proceeds from the sale of capital securities and common securities in the debentures; and

  . engaging in other activities necessary, advisable or incidental to the foregoing.

   Our debentures are the sole assets of the Trust and payments under the debentures are the sole revenues of the Trust. All of the common securities are owned directly by First Commonwealth. The common securities rank equal to, and payments will be made on them pro rata with the capital securities, except that upon the occurrence and during the continuance of an event of default under the declaration the rights of First Commonwealth as holder of the common securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the capital securities. See "Description of Capital Securities-- Subordination of Common Securities." First Commonwealth has acquired common securities in a liquidation amount equal to at least 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the declaration.

   The Trust's business and affairs are conducted by trustees appointed by First Commonwealth as the direct holder of the common securities. The trustees are The Chase Manhattan Bank as the property trustee, Chase Manhattan Bank Delaware as the Delaware trustee and three individual administrative trustees. The property trustee, the Delaware trustee and the administrative trustees are sometimes referred to in this prospectus collectively as the "issuer trustees." The Chase Manhattan Bank, as property trustee, acts as sole indenture trustee under the declaration. The Chase Manhattan Bank also acts as indenture trustee under the capital securities guarantee and the indenture. See "Description of the Capital Securities Guarantee" and "Description of Junior Subordinated Debentures."

   The holder of the common securities or, if an event of default under the declaration has occurred and is continuing, the holders of not less than a majority in liquidation amount of the capital securities, are entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. The holders of the capital securities will not have the right to vote to appoint, remove or replace the administrative trustees; such voting rights are vested exclusively in the holder of the common securities. The duties and obligations of each trustee are governed by the declaration.

   First Commonwealth will pay all fees, expenses, debts and obligations (other than the common securities and the capital securities) related to the Trust and the exchange offer, including all ongoing costs, expenses and liabilities of the Trust.

   The principal executive offices of the Trust are located at First Commonwealth Capital Trust I, c/o First Commonwealth Financial Corporation, 22 North Sixth Street, Indiana, Pennsylvania 15701, Attention: John J. Dolan, Chief Financial Officer.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   In connection with the sale of the original capital securities, First Commonwealth and the Trust entered into a registration rights agreement with the initial purchaser, under which First Commonwealth and the Trust agreed to file and to use their reasonable best efforts to cause to be declared effective by the SEC a registration statement with respect to the exchange of the original capital securities for exchange capital securities with terms identical in all material respects to the terms of the original capital securities. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

   The form and terms of the exchange capital securities are the same as the form and terms of the original capital securities, except that the exchange capital securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer under federal and state securities laws. In addition, the exchange capital securities will not provide for any increase in the distribution rate. In that regard, the original capital securities provide, among other things, that, if a registration statement relating to the exchange offer has not been filed by February 7, 2000 and declared effective by March 6, 2000, the distribution rate borne by the original capital securities will increase by 0.25% per annum until the exchange offer is consummated. Upon consummation of the exchange offer, holders of original capital securities will not be entitled to any increase in the distribution rate thereon or any further registration rights under the registration rights agreement.

   The exchange offer is not being made to, nor will we or the Trust accept tenders for exchange from, holders of original capital securities in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

   Unless the context requires otherwise, the term "holder" with respect to the exchange offer means any person in whose name the original capital securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any participant in The Depository Trust Company system whose name appears on a security position listing as the holder of such original capital securities and who desires to deliver such original capital securities by book-entry transfer at The Depository Trust Company. In addition, the term "person" shall refer to a natural person or any legally existing entity.

   Pursuant to the exchange offer, we will exchange as soon as practicable after the date hereof, the original guarantee for the exchange guarantee and the original debentures, in an amount corresponding to the original capital securities accepted for exchange, for a like aggregate principal amount of the exchange debentures. The exchange guarantee and the exchange debentures have been registered under the Securities Act.

Terms of the Exchange Offer

   We and the Trust hereby offer, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $35,000,000 aggregate liquidation amount of exchange capital securities for a like aggregate liquidation amount of original capital securities properly tendered on or before the expiration date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the expiration date, an aggregate liquidation amount of up to $35,000,000 of exchange capital securities in exchange for a like aggregate liquidation amount of outstanding original capital securities tendered and accepted in connection with the exchange offer. Holders may tender their original capital securities in whole or in part in a liquidation amount of not less than $100,000 or any integral multiple of $1,000 liquidation amount in excess thereof; provided, however, that if any original capital securities are tendered for exchange in part, the untendered liquidation amount of such original capital securities must be $100,000 or any integral multiple of $1,000 in excess thereof.

   The exchange offer is not conditioned upon any minimum liquidation amount of original capital securities being tendered. As of the date of this prospectus, $35,000,000 aggregate liquidation amount of the original capital securities is outstanding.

   Holders of original capital securities do not have any appraisal or dissenters' rights in connection with the exchange offer. Original capital securities which are not tendered, or are tendered but not accepted, in connection with the exchange offer will remain outstanding and be entitled to the benefits of the declaration of trust, but will not be entitled to any further registration rights under the registration rights agreement.

   If any tendered original capital securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth under "Conditions to the Exchange Offer" or otherwise, certificates for any such unaccepted original capital securities will be returned, without expense, to the tendering holder thereof promptly after the expiration date.

   Holders who tender original capital securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original capital securities in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "--Fees and Expenses."

   While we have no present plan to acquire or file a registration statement for any original capital securities that holders do not tender in this exchange offer, we reserve the right to purchase or make offers for any original capital securities that remain outstanding after the offer expires or after we terminate it. We may do this in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers, including the consideration offered and paid, could differ from the terms of this exchange offer.

Expiration Date; Extensions; Amendments

   The expiration date is 5:00 p.m., New York City time, on         , 1999,
unless we or the Trust extend the exchange offer, in which case the expiration date will be the latest date and time to which the exchange offer is extended.

   We and the Trust expressly reserve the right, in our sole and absolute discretion, subject to applicable law, at any time and from time to time, to:

  .  delay the acceptance of the original capital securities for exchange;

  . terminate the exchange offer, whether or not any original capital securities have been accepted for exchange, if we determine that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist;

  . extend the expiration date of the exchange offer and retain all original capital securities tendered in the exchange offer, subject, however, to the right of holders of original capital securities to withdraw their tendered original capital securities as described under "--Withdrawal Rights;" and

  . waive any condition or otherwise amend the terms of the exchange offer in any respect.

   If the exchange offer is amended in a manner that we or the Trust determine to constitute a material change, or if we waive a material condition of the exchange offer, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the original capital securities, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

   Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice to the exchange agent and by making a public announcement, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we and the Trust may choose to make any public announcement and subject to applicable law, neither we nor the Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Capital Securities

   Upon the terms and subject to the conditions of the exchange offer, the Trust will exchange, and will issue to the exchange agent, exchange capital securities for original capital securities validly tendered and not withdrawn promptly after the expiration date.

   In all cases, delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of:

  . original capital securities or a book-entry confirmation of a book-entry transfer of original capital securities into the exchange agent's account at The Depository Trust Company, including an agent's message if the tendering holder has not delivered a letter of transmittal;

  . the letter of transmittal, or a facsimile, properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message; and

  .  any other documents required by the letter of transmittal.

   The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of original capital securities into the exchange agent's account at The Depository Trust Company. The term "agent's message" means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from the tendering participant which states that such participant has received and agrees to be bound by the letter of transmittal and that we and the Trust may enforce such letter of transmittal against such participant.

   Subject to the terms and conditions of the exchange offer, we and the Trust will be deemed to have accepted for exchange, and thereby exchanged, original capital securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the exchange agent of the acceptance by us and the Trust of such original capital securities for exchange in the exchange offer. The exchange agent will act as agent for the Trust for the purpose of receiving tenders of original capital securities, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving original capital securities, letters of transmittal and related documents and transmitting exchange capital securities to validly tendering holders. Such exchange will be made promptly after the expiration date. If, for any reason, acceptance for exchange or the exchange of any original capital securities tendered pursuant to the exchange offer is delayed, whether before or after the Trust's acceptance for exchange of original capital securities, or we and the Trust extend the exchange offer or are unable to accept for exchange or exchange original capital securities tendered in the exchange offer, then, without prejudice to our rights and the Trust's rights set forth herein, the exchange agent may, nevertheless, on our behalf and on behalf of the Trust, and subject to Rule 14e-1(c) under the Exchange Act, retain tendered original capital securities. Such original capital securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

   Pursuant to the letter of transmittal or agent's message, a holder of original capital securities will warrant and agree in the letter of transmittal that it has full power and authority to tender, exchange, sell, assign and transfer original capital securities, that the Trust will acquire good, marketable and unencumbered title to the tendered original capital securities, free and clear of all liens, restrictions, charges and encumbrances, and the original capital securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents we, the Trust or the exchange agent deem necessary or desirable to complete the exchange, sale, assignment and transfer of the original capital securities tendered pursuant to the exchange offer.

Procedures for Tendering Original Capital Securities

 Valid Tender

   Except as set forth below, in order to validly tender original capital securities in the exchange offer, you must properly complete and duly execute a letter of transmittal, or facsimile of such letter, with any required signature guarantees, or, in the case of a book-entry transfer, an agent's message and any other required documents, and such letter or agent's message must be received by the exchange agent at one of its addresses set forth under "-- Exchange Agent." In addition, you must do one of the following:

  . you must tender original capital securities to the exchange agent, and the exchange agent must receive the securities;

  . you must tender such original capital securities according to the procedures for book-entry transfer set forth below and a book-entry confirmation, including an agent's message if you have not delivered a letter of transmittal, must be received by the exchange agent, in each case on or before the expiration date; or

  .  you must comply with the guaranteed delivery procedures set forth below.

   If less than all of your original capital securities are tendered, you should fill in the amount of original capital securities being tendered in the appropriate box on the letter of transmittal, or so indicate in an agent's message. The untendered liquidation amount of the original capital securities must be $100,000 or any integral multiple of $1,000 in excess thereof. We will deem the entire amount of original capital securities delivered to the exchange agent to have been tendered, unless you otherwise indicate.

   The method of delivery of certificates, the letter of transmittal and all other required documents are at your risk, and we will deem delivery as made only when actually received by the exchange agent. If delivery is by mail, we recommend registered mail, return-receipt requested, properly insured, or an overnight delivery service. In all cases, you should allow sufficient time to ensure a timely delivery. Holders must not send a letter of transmittal or original capital securities to us or to the Trust. Holders may ask their respective brokers, dealers, commercial banks, trust companies or nominees to complete the transaction for them.

 Book-Entry Transfer

   The exchange agent will establish an account with respect to the original capital securities at The Depository Trust Company for purposes of the exchange offer, as described under "Description of Capital Securities--Semi-Annual Distributions on the Capital Securities," within two business days after the date of this prospectus. Any financial institution that is a participant in The Depository Trust Company's book-entry transfer facility system may make a book-entry delivery of the original capital securities by causing The Depository Trust Company to transfer such original capital securities into the exchange agent's account at The Depository Trust Company in accordance with its procedures for transfers. However, although you may deliver original capital securities through book-entry transfer into the exchange agent's account at The Depository Trust Company, you must properly complete, duly execute and deliver the letter of transmittal, or facsimile of such letter, with any required signature guarantees, or an agent's message, and any other required documents, to the exchange agent at its address set forth under "--Exchange Agent" on or before the expiration date, or you must comply with the guaranteed delivery procedure set forth below.

   Delivery of documents to The Depository Trust Company in accordance with its procedures does not constitute delivery to the exchange agent.

 Signature Guarantees

   If a certificate for the original capital securities is registered in a name other than yours or you complete the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal, such certificate must be endorsed or accompanied by a properly executed bond power, with the respective endorsement or signature guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including, as such terms are defined in this Rule:

  .  a bank;

  . a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

  .  a credit union;

  . a national securities exchange, registered securities association or clearing agency; or

  . an "eligible institution," which is a savings association that is a participant in a Securities Transfer Association, unless surrendered on behalf of such eligible institution. See Instruction 1 to the letter of transmittal.

 Guaranteed Delivery

   If you desire to tender original capital securities in the exchange offer and the certificates for your original capital securities are not immediately available or time will not permit all required documents to reach the exchange agent on or before the expiration date, or you cannot complete the procedure for book-entry transfer on a timely basis, your original capital securities may nevertheless be tendered so long as you comply with all of the following guaranteed delivery procedures:

  .  you tender by or through an eligible institution;

  . you properly complete and duly execute a notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, and the notice is received by the exchange agent, as provided below, on or before the expiration date; and

  . the certificates, or a book-entry confirmation representing all tendered original capital securities, in proper form for transfer, together with a properly completed and duly executed letter of transmittal, or a facsimile of such letter, or agent's message with any required signature guarantees and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of such notice of guaranteed delivery.

   The notice of guaranteed delivery may be delivered by hand, or transmitted by facsimile or mail to the exchange agent and must include a guarantee by an eligible institution in the form set forth in such notice.

   The delivery of exchange capital securities in exchange for original capital securities tendered and accepted for exchange pursuant to the exchange offer will in all cases be made only after timely receipt by the exchange agent of original capital securities, or of a book-entry confirmation with respect to such original capital securities, and a properly completed and duly executed letter of transmittal, or facsimile of such letter, or agent's message together with any required signature guarantees and any other documents required by the letter of transmittal. Accordingly, the delivery of exchange capital securities might not be made to all tendering holders at the same time, and will depend upon when original capital securities, book-entry confirmations with respect to original capital securities and other required documents are received by the exchange agent.

   Acceptance by the Trust and us of original capital securities tendered pursuant to any of the procedures described above will constitute a binding agreement among you, the Trust and us upon the terms and subject to the conditions of the exchange offer.

 Determination of Validity

   We and the Trust will determine all questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered original capital securities, in our sole discretion, and our determination will be final and binding on all parties. We and the Trust reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders determined by us not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of our counsel, be unlawful. We and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the exchange offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of original capital securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

   The Trust's and our interpretation of the terms and conditions of the exchange offer, including the letter of transmittal and the instructions thereto, will be final and binding. We will not deem any tender of original capital securities to have been validly made until all irregularities with respect to such tender have been cured or waived by us. None of First Commonwealth, the Trust, any affiliates or assigns of First Commonwealth or the Trust, the exchange agent or any other person will be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

   If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless we and the Trust waive such requirement, you must submit proper evidence satisfactory to us and the Trust, in our sole discretion, of such person's authority to so act.

   If you are the beneficial owner of original capital securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, we urge you to contact such entity promptly if you wish to participate in the exchange offer.

Resales of Exchange Capital Securities

   We and the Trust are making the exchange offer for the exchange capital securities in reliance on the position of the staff of the Division of Corporation Finance of the SEC as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither we nor the Trust sought our own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the SEC would make a similar determination with respect to this exchange offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, we and the Trust believe that exchange capital securities issued in this exchange offer in exchange for original capital securities may be offered for resale, resold and otherwise transferred by a holder thereof without further compliance with the registration and prospectus delivery requirements of the Securities Act; provided, however, that such exchange capital securities are acquired in the ordinary course of such holder's business, that such holder is not participating, and has no arrangement or understanding with any person to participate in, a distribution as defined in the Securities Act of such exchange capital securities and that such holder is not a broker-dealer. However, any holder of original capital securities who is an affiliate of First Commonwealth or the Trust or who intends to participate in the exchange offer for the purpose of distributing exchange capital securities, or any broker-dealer who purchased original capital securities from the Trust to resell under Rule 144A or any other available exemption under the Securities Act:

  . will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the SEC set forth in the above-mentioned interpretive letters;

  . will not be permitted or entitled to tender such original capital securities in the exchange offer; and

  . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such original capital securities, unless such sale is made in an exemption from such requirements.

   In addition, as described below, participating broker-dealers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of exchange capital securities.

   Each holder of original capital securities who wishes to exchange original capital securities for exchange capital securities in the exchange offer must represent that:

  .  it is not an affiliate of First Commonwealth or the Trust;

  . any exchange capital securities to be received by it are being acquired in the ordinary course of its business;

  . it has no arrangement or understanding with any person to participate in a distribution, as defined in the Securities Act, of such exchange capital securities; and

  . if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution of such exchange capital securities.

   The letter of transmittal contains the foregoing representations. In addition, First Commonwealth and the Trust may require any holder, as a condition to such holder's eligibility to participate in the exchange offer, to furnish to First Commonwealth and the Trust in writing information as to the number of "beneficial owners," as defined in Rule 13d-3 under the Exchange Act, on behalf of whom such holder holds the capital securities to be exchanged in the exchange offer.

   Each participating broker-dealer will be deemed to have acknowledged by execution of the letter of transmittal or delivery of an agent's message that it acquired the original capital securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange capital securities. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the SEC's Division of Corporation Finance in the interpretive letters referred to above, First Commonwealth and the Trust believe that participating broker-dealers who acquired original capital securities for their own accounts as a result of market-making activities or other trading activities, may fulfill their prospectus delivery requirements with respect to the exchange capital securities received upon exchange of such original capital securities, other than original capital securities which represent an unsold allotment from the original sale of the original capital securities, with a prospectus meeting the requirements of the Securities Act. This prospectus may be the prospectus prepared for this exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such exchange capital securities. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer during the period referred to below in connection with resales of exchange capital securities received in exchange for original capital securities where such original capital securities were acquired by such participating broker-dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the registration rights agreement, First Commonwealth and the Trust have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of such exchange capital securities for 90 days after the expiration date, subject to extension under certain limited circumstances described below, or, if earlier, when all such exchange capital securities have been disposed of by such participating broker-dealer. See "Certain Resales." However, a participating broker-dealer who intends to use this prospectus in connection with the resale of exchange capital securities received in exchange for original capital securities must notify First Commonwealth or the Trust, or cause First Commonwealth or the Trust to be notified, on or before the expiration date, that it is a participating broker-dealer. Such notice may be given in the space provided for that purpose in the letter of transmittal or may be delivered to the exchange agent at one of the addresses set forth herein under "--Exchange Agent."

   Any person, including any participating broker-dealer who is an affiliate of First Commonwealth or the Trust, may not rely on the foregoing interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

   We or the Trust will notify participating broker-dealers if any event occurs or if we discover any fact that makes any statement contained or incorporated by reference in this prospectus untrue in any material respect, or which causes this prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference, in light of the circumstances under which they were made, not misleading. We or the Trust will also notify participating broker-dealers if certain other events occur, which are specified in the registration rights agreement. Each participating broker-dealer who surrenders original capital securities in the exchange offer will be deemed to have agreed, by execution of the letter of transmittal or delivery of an agent's message that, upon receipt of such notice, it will suspend the sale of exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, under the terms of this prospectus until we have furnished or the Trust has furnished to the participating broker-dealer copies of a prospectus it has amended or supplemented to correct such misstatement or omission, or we have given or the Trust has given notice that the sale of the exchange capital securities, or the exchange guarantee or the exchange debentures, as applicable, may be resumed. If we give or the Trust gives such notice to suspend the sale of the exchange capital securities, the exchange guarantee or the exchange debentures, we shall extend the 90-day period referred to above during which participating broker-dealers are entitled to use this prospectus in connection with the resale of exchange capital securities by a number of days equal to the period from and including the date of the giving of such notice to and including the date when participating broker-dealers shall have received copies of the amended or supplemented prospectus or to and including the date on which we have given or the Trust has given notice that the sale of exchange capital securities, exchange guarantee or exchange debentures may be resumed.

Withdrawal Rights

   Except as otherwise provided in this prospectus, tenders of original capital securities may be withdrawn at any time on or before the expiration date. In order for a withdrawal to be effective a written or facsimile transmission of such notice of withdrawal must be timely received by the exchange agent at one of its addresses set forth under "--Exchange Agent" on or before the expiration date. Any such notice of withdrawal must specify the name of the person who tendered the original capital securities to be withdrawn, the aggregate principal amount of original capital securities to be withdrawn, and, if certificates for such original capital securities have been tendered, the name of the registered holder of the original capital securities as set forth on the original capital securities, if different from that of the person who tendered them. If original capital securities have been delivered or otherwise identified to the exchange agent, then before their physical release, the tendering holder must submit the certificate numbers shown on the particular original capital securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of original capital securities tendered for the account of an Eligible Institution.

   If original capital securities have been tendered according to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities," the notice of withdrawal must specify the

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

name and number of the account at The Depository Trust Company to be credited with the withdrawal of original capital securities, in which case a notice of withdrawal will be effective if delivered to the exchange agent by written or facsimile transmission. Withdrawals of tenders of original capital securities may not be rescinded. Original capital securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or before the expiration date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

   All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by First Commonwealth and the Trust, in their sole discretion, whose determination will be final and binding on all parties. None of First Commonwealth, the Trust, any affiliates or assigns of First Commonwealth or the Trust, the exchange agent or any other person, will be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any original capital securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on Exchange Capital Securities

   Distributions on the exchange capital securities are payable semi-annually in arrears on March 1 and September 1 of each year, beginning March 1, 2000, at the annual rate of 9.50% of the liquidation amount to the holders of the exchange capital securities on the relevant record dates. Distributions on the exchange capital securities will accumulate from September 8, 1999, the date of the initial issuance of the original capital securities.

Conditions to the Exchange Offer

   Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, First Commonwealth and the Trust will not be required to accept for exchange, or to exchange, any original capital securities for any exchange capital securities, and, as described below, may terminate the exchange offer, whether or not any original capital securities have previously been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exist:

  . there shall occur a change in the current interpretation by the staff of the SEC that permits the exchange capital securities issued in the exchange offer to be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers and any holder which is an affiliate of First Commonwealth or the Trust, without compliance with the registration and prospectus delivery provisions of the Securities Act; provided, however, that such exchange capital securities are acquired in the ordinary course of the holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such exchange capital securities;

  . any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of First Commonwealth or the Trust, would reasonably be expected to impair its ability to proceed with the exchange offer;

  . any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the exchange offer which, in First Commonwealth's or the Trust's judgment, would reasonably be expected to impair the ability of the Trust or First Commonwealth to proceed with the exchange offer;

  . a banking moratorium shall have been declared by United States federal or Pennsylvania or New York state authorities which, in First Commonwealth' or the Trust's judgment, would reasonably be expected to impair the ability of the Trust or First Commonwealth to proceed with the exchange offer;

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

  . trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the SEC or any other governmental authority which, in First Commonwealth' or the Trust's judgment, would reasonably be expected to impair the ability of the Trust or First Commonwealth to proceed with the exchange offer; or

  . a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement or proceedings shall have been initiated or, to the knowledge of First Commonwealth or the Trust, threatened for that purpose, or any governmental approval which either First Commonwealth or the Trust shall, in its sole discretion, deem necessary for the consummation of the exchange offer as contemplated hereby has not been obtained.

   If First Commonwealth or the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists, they may, subject to applicable law, terminate the exchange offer or waive any such condition or otherwise amend the terms of the exchange offer in any respect. If such waiver or amendment constitutes a material change to the exchange offer, First Commonwealth and the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the original capital securities and will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

   The Chase Manhattan Bank has been appointed as exchange agent for the exchange offer. Delivery of the letters of transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent as follows:

                                                        By Hand
            By Registered or
       Certified Mail or Overnight
               Delivery

                                                The Chase Manhattan Bank

                                           Corporate Trust Securities Window
        The Chase Manhattan Bank                    55 Water Street
         Money Market Operations                        Room 234
             55 Water Street                         North Building
                Room 234                        New York, New York 10041
             North Building                       Attn: Carlos Esteves
        New York, New York 10041
          Attn: Carlos Esteves

                          Confirm by telephone or for
                               information call:

                                 (212) 638-0828

                             Facsimile transmission
                         (eligible institutions only):

                        (212) 638-7380 or (212) 638-7381

   Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

   First Commonwealth has agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. First Commonwealth will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of original capital securities, and in handling or tendering for their customers.

   Holders who tender their original capital securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, exchange capital securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original capital securities tendered, or if a transfer tax is imposed for any reason other than the exchange of original capital securities in connection with the exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other persons, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

   Neither First Commonwealth nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the exchange offer.

Shelf Registration Statement

   If, because of any change in law or in the currently prevailing interpretations of the staff of the SEC, First Commonwealth and the Trust are not permitted to effect this exchange offer, or for any reason the exchange offer registration statement is not declared effective by March 6, 2000, or in certain other circumstances, then in addition to or in lieu of effecting the registration of the exchange capital securities in the exchange offer registration statement, the administrative trustees on behalf of the Trust will:

  . promptly deliver to the holders and the property trustee written notice of the foregoing; and

  .  at First Commonwealth's sole expense,

    . promptly cause to be filed a shelf registration covering resales of the capital securities, the capital securities guarantee and the debentures;

    . use their best efforts to cause the shelf registration statement to be declared effective under the Securities Act; and

    . use their best efforts to keep effective the shelf registration statement until the earlier of two years after the date of issuance of the original capital securities or such time as all of the applicable capital securities, the capital securities guarantee and the debentures have been sold under the registration statement or otherwise cease to be registrable securities within the meaning of the registration rights agreement.

   First Commonwealth will, in the event that a shelf registration statement is filed, send to each holder copies of the prospectus that is a part of the shelf registration statement, notify each such holder when the shelf registration statement for the capital securities, the capital securities guarantee and the debentures has become effective and take certain other actions as are required to permit unrestricted resales of the capital securities, the capital securities guarantee and the debentures. A holder that sells capital securities, the capital securities guarantee and the debentures under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations).

   Each capital security, the capital securities guarantee and each debenture contains a legend to the effect that the holder thereof, by its acceptance thereof, will be deemed to have agreed to be bound by the provisions of the registration rights agreement. In that regard, each holder will be deemed to have agreed that, upon receipt of notice from First Commonwealth of the occurrence of any event which makes such statement in the prospectus which is part of the shelf registration statement (or, in the case of participating broker-dealers, the prospectus which is a part of the exchange offer registration statement) untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading or of certain other events specified in the registration rights agreement, such holder (or participating broker-dealer, as the case may be) will suspend the sale of capital securities, the capital securities guarantee and the debentures pursuant to such prospectus until First Commonwealth has amended or supplemented such prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such holder (or participating broker-dealer, as the case may be) or First Commonwealth has given notice that the sale of the capital securities, the capital securities guarantee and the debentures may be resumed, as the case may be.

   If First Commonwealth has given notice to suspend the sale of the capital securities, the capital securities guarantee and the debentures, it must extend the relevant period referred to above during which First Commonwealth and the Trust are required to keep effective the shelf registration statement (or the period during which participating broker-dealers may use the prospectus included in the exchange offer registration statement in connection with the resale of exchange capital securities, exchange guarantee, or exchange debentures, as the case may be) by the number of days during the period from and including the date of the giving of such notice to and including the date when holders shall have received copies of the supplemented or amended prospectus necessary to permit resales of the capital securities, the capital securities guarantee and the debentures or to and including the date on which First Commonwealth has given notice that the sale of capital securities may be resumed, as the case may be.

Additional Distributions/Additional Interest

   The occurrence of any of the following events will constitute a registration default under the registration rights agreement:

  . if neither the exchange offer registration statement nor a shelf registration statement is filed with the SEC on or before the 150th day after the date of issuance of the original capital securities;

  . neither the exchange offer registration statement nor a shelf registration statement is declared effective by the SEC on or before the 30th day after the applicable required filing date;

  . if the Trust has not exchanged exchange capital securities for all of the original capital securities, or First Commonwealth has not accepted for exchange the debentures for the exchange debentures or the capital securities guarantees for the exchange guarantees in accordance with the terms of the exchange offer on or before the 45th business day after the date on which the exchange offer registration statement was declared effective; or

  . if applicable, the shelf registration statement is declared effective but thereafter ceases to be effective at any time before the second anniversary of the date of issuance of the original capital securities (other than after such time as all of the capital securities have been disposed of thereunder, otherwise cease to be registrable securities within the meaning of the registration rights agreement or an exchange offer has been consummated).

If a registration default occurs, then:

  . additional distributions at the rate of 0.25% per annum will become payable on the capital securities; and

  . additional interest at the rate of 0.25% per annum will become payable on the debentures;

commencing, in each case, as of the business day after the applicable registration default.

   Notwithstanding the foregoing, the rate of additional distributions on the liquidation amount of each of the capital securities may not exceed in the aggregate 0.25% per annum and the rate of additional interest on the principal amount of the debentures may not exceed in the aggregate 0.25% per annum. Following the cure of all registration defaults, if any, additional distributions on the liquidation amount of the capital securities and additional interest on the principal amount of the debentures shall cease to accrue.

   Any amounts of additional interest and additional distributions due pursuant to the foregoing will be payable in cash on March 1 and September 1 of each year to the holders of record on the fifteenth day of the month which precedes the month in which the relevant payment date falls.

   If First Commonwealth becomes eligible to conduct an exchange offer at a date after the shelf registration statement has been declared effective, First Commonwealth may, but is not obligated to, commence an exchange offer on or after such date whereby the capital securities, capital securities guarantee and debentures may be exchanged for exchange capital securities, an exchange guarantee and exchange debentures, having the terms described above. After the consummation of such an exchange offer, First Commonwealth will no longer be obligated to maintain a shelf registration statement in respect of any holder of capital securities or debentures which holder could have received securities that are freely tradeable without restriction under the Securities Act and applicable blue sky or state securities laws through its participation in the exchange offer.

   The registration rights agreement provides that it is governed by the laws of the State of New York. The summary herein of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a form of which is available upon request to First Commonwealth. See "Where You Can Find More Information." In addition, the information set forth above concerning certain interpretations of and positions taken by the Staff is not intended to constitute legal advice, and prospective investors should consult their own legal advisors with respect to such matters.

                       DESCRIPTION OF CAPITAL SECURITIES

   The terms of the exchange securities are identical in all material respects to the terms of the original securities, except that:

  . the original securities have not been registered under the Securities Act, are subject to restrictions on transfer under federal and state securities laws and are entitled to certain rights under the registration rights agreement which will terminate upon consummation of the exchange offer;

  . the exchange capital securities will not provide for any increase in the distribution rate; and

  . the exchange debentures will not provide for any increase in the interest rate.

   The exchange capital securities will be issued under the terms of the declaration. The exchange capital securities represent beneficial ownership interests in the Trust and holders of the capital securities will be entitled to a preference over the common securities in certain circumstances with respect to distributions and amounts payable on redemption of the capital and common securities, which are sometimes referred to in this prospectus collectively as the "trust securities," or liquidation of the Trust. See "-- Subordination of Common Securities" below. The declaration will be qualified under the Trust Indenture Act of 1939, as amended upon effectiveness of the exchange offer registration statement or the shelf registration statement. The following description of the material terms and provisions of the capital securities is not complete and is subject to, and is qualified in its entirety by reference to, the declaration and the Trust Indenture Act. Certain capitalized terms used herein are defined in the declaration.

General Description of the Capital Securities

   The capital securities are limited to $35,000,000 aggregate liquidation amount at any one time outstanding, including original capital securities and exchange capital securities that may be issued from time to time in exchange for original capital securities in the Exchange Offer. The original capital securities and the exchange capital securities, will, when issued, rank equal to, and payments will be made thereon pro rata, with the common securities except as described under "--Subordination of Common Securities" below. Legal title to the debentures is held by the Property Trustee in trust for the benefit of the holders of the capital securities and the common securities. The original capital securities guarantee and the exchange capital securities guarantee, when issued, will not guarantee payment of distributions or amounts payable on redemption of the capital securities or liquidation of the Trust when the Trust does not have funds on hand legally available for such payments. See "Description of Securities Guarantee."

Semi-annual Distributions on the Capital Securities

   The Trust will make distributions on the capital securities on a cumulative basis, and distributions will accumulate from September 8, 1999 and be payable semi-annually in arrears on March 1 and September 1 of each year, commencing March 1, 2000, at the annual rate of 9.50% of the liquidation amount to the holders of the capital securities on the relevant record dates. The record dates will be the fifteenth day of the month which precedes the month in which the relevant Distribution Date (as defined herein) falls. The amount of distributions payable to holders for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. In the event that any date on which distributions are payable an the capital securities is not a Business Day (as defined herein), payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of the distribution subject to delay), in each case, with the same force and effect as if made on the scheduled payment date (each date on which distributions are payable in accordance with the foregoing, a "Distribution Date").

   A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law or executive order to close.

   So long as no Debenture Event of Default (as defined on page 52) has occurred and is continuing, First Commonwealth may, pursuant to the indenture, elect to defer interest payments on the debentures at any time and from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may end on a day other than an interest payment date on the debentures or extend beyond September 1, 2029, the stated maturity date of the debentures (the "Stated Maturity Date"). Upon any such election, semi-annual distributions on the capital securities will be deferred by the Trust during such Extension Period. Distributions to which holders of the capital securities are entitled during any such Extension Period will accumulate additional distributions thereon at the rate per annum of 9.50% thereof, compounded semi-annually from the relevant Distribution Date. The term "distributions," as used herein, includes any such additional distributions.

   During any Extension Period, First Commonwealth may extend such Extension Period, provided that the extension does not cause the Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, First Commonwealth may elect to begin a new Extension Period. First Commonwealth must give the Property Trustee, the Administrative Trustees and the Delaware Trustee under the indenture notice of its election of any Extension Period or any extension thereof at least five Business Days prior to the earlier of:

  . the date the distributions on the capital securities would have been payable except for the election to begin or extend such Extension Period; and

  . the date the Administrative Trustees are required to give notice of the record date or the date such distributions are payable, but in any event not less than five Business Days prior to such record date.

   There is no limitation on the number of times that First Commonwealth may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--First Commonwealth's Option to Extend Interest Payment Date" and "Federal Income Tax Consequences--Interest Income and Original Issue Discount."

   During any Extension Period, First Commonwealth may not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock);

  . make any payment of principal of or premium, if any, or interest on or repay, repurchase or redeem any of its debt securities (including Other Debentures as defined on page 45) that rank equal with or junior in right of payment to the debentures; or

  . make any guarantee payments with respect to any guarantee by it of any securities of any of its subsidiaries (including Other Guarantees as defined on page 58) if such guarantee ranks equal with or junior in right of payment to the debentures;

provided, however, that the foregoing limitation does not apply to:

  . dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, its common stock;

  . any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights under such a plan;

  .  payments under the capital securities guarantee;

  . as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following a reclassification of its capital stock or the exchange or conversion of one class, or series of its capital stock for another class or series of its capital stock;

  . the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange of such capital stock or the security being converted or exchanged; and

  . purchases of common stock related to the issuance of common stock or rights under any of its benefit plans for its directors, officers or employees or its dividend reinvestment plan.

   Although First Commonwealth may in the future exercise its option to defer payments of interest on the debentures, First Commonwealth has no current intention to exercise its option.

   The revenue of the Trust available for distribution to holders of the capital securities will be limited to payments under the debentures in which the Trust will invest the proceeds from the issuance and sale of the trust securities. See "Description of Junior Subordinated Debentures--General Description of the Junior Subordinated Debentures." If First Commonwealth does not make interest payments on the debentures, the Property Trustee will not have funds available to pay distributions on the capital securities. The payment of distributions (if and to the extent the Trust has funds on hand legally available for the payment of such distributions) will be guaranteed by First Commonwealth on a limited basis as set forth herein under "Description of the Capital Securities Guarantee."

Redemption of the Junior Subordinated Debentures

   Upon First Commonwealth's repayment on the Stated Maturity Date or redemption in whole or in part prior to the Stated Maturity Date of the debentures (other than following the distribution of the debentures to the holders of the trust securities), the proceeds from such redemption or prepayment shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date") at the applicable redemption price, which shall be equal to:

  . in the case of the repayment of the debentures on the Stated Maturity Date, the principal of and accrued and unpaid interest on the debentures;

  . in the case of the optional prepayment of the debentures before September 1, 2009 (the "Initial Optional Prepayment Date") upon the occurrence and continuation of a Special Event (as defined on page 48), the Special Event Redemption Price (equal to the Special Event Prepayment Price in respect of the debentures as such term is defined on page 48) (the "Special Event Redemption Price"); and

  . in the case of the optional prepayment of the debentures after the Initial Optional Prepayment Date, the Optional Redemption Price (equal to the Optional Prepayment Price in respect of the debentures as such term is defined on page 48) (the "Optional Redemption Price").

   See "Description of Junior Subordinated Debentures--Optional Redemption" and "--Optional Redemption Upon the Occurrence of a Special Event." If less than all of the debentures are to redeemed on a Redemption Date, then the proceeds of such redemption shall be allocated to the redemption pro rata of the capital securities and the common securities.

   "Like Amount" means:

  . with respect to a redemption of the trust securities, trust securities having a liquidation amount equal to the principal amount of debentures to be paid in accordance with their terms; and

  . with respect to a distribution of debentures upon the liquidation of the Trust, debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such debentures are distributed.

   Subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, First Commonwealth will have the option to prepay the debentures:

  . in whole or in part, on or after the Initial Optional Prepayment Date, at the applicable Optional Prepayment Price; and

  . in whole but not in part, at any time before the Initial Optional Prepayment Date, upon the occurrence of a Special Event, at the Special Event Prepayment Price.

Liquidation of the Trust and Distribution of Debentures

   First Commonwealth will have the right at any time to dissolve the Trust and cause the debentures to be distributed to the holders of the trust securities in liquidation of the Trust. Such right is subject to (1) First Commonwealth having received an opinion of counsel to the effect that the distribution will not be a taxable event to holders of capital securities, and (2) the receipt of any required regulatory approval, including the prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve.

   Upon liquidation of the Trust and certain other events, the debentures may be distributed to holders of capital securities. For a description of the tax consequences under the Internal Revenue Code associated therewith, see "Federal Income Tax Consequences--Receipt of Debentures or Cash Upon Liquidation of the Trust."

   The Trust shall automatically dissolve upon the first to occur of:

  . certain events of bankruptcy, dissolution or liquidation of First Commonwealth or the Trust;

  . the distribution of a Like Amount of the debentures to the holders of the trust securities, if First Commonwealth, as sponsor of the Trust, has given written direction to the Property Trustee to terminate the Trust, which direction is optional and, except as described above, wholly within the discretion of First Commonwealth;

  . the redemption of all of the trust securities as described under "-- Redemption of the Junior Subordinated Debentures" above;

  .  the expiration of the term of the Trust; or

  . the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

   If a dissolution occurs as described above except through redemption of all of the trust securities, the Administrative Trustees shall liquidate the Trust as expeditiously as they determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the trust securities a Like Amount of the debentures. In such an event, such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of the holders of capital securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment. We refer to this amount as the "Liquidation Distribution." If upon the Trust's liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the capital securities and the common securities shall be paid on a pro rata basis, except that if a Debenture Event of Default has occurred and is continuing, the capital securities shall have a priority over the common securities. See "--Subordination of Common Securities" below.

   After the liquidation date is fixed for any distribution of debentures to holders of the trust securities:

  .  the trust securities will no longer be deemed to be outstanding;

  . each registered global certificate, if any, representing trust securities and held by The Depository Trust Company or its nominee will receive a registered global certificate or certificates representing the debentures to be delivered upon such distribution; and

  . any certificates representing trust securities not held by The Depository Trust Company or its nominee will be deemed to represent debentures having a principal amount equal to the liquidation amount of such trust securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on such trust securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon First Commonwealth will issue to such holder, and the Debenture Trustee (as defined on page
     45) will authenticate, a certificate representing such debentures.

   There can be no assurance as to the market prices for the capital securities or the debentures that may be distributed in exchange for the trust securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the capital securities or the debentures received on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the capital securities.

Redemption Procedures

   In the event of redemption, the trust securities shall be redeemed by the Trust at the applicable redemption price with the proceeds from the contemporaneous repayment or redemption of the debentures. Any redemption of trust securities by the Trust shall be made and the applicable redemption price shall be payable on the Redemption Date only to the extent that the Trust has funds legally available for the payment of such applicable redemption price. See also "--Subordination of Common Securities" below.

   If the Trust gives a notice of redemption in respect of the capital securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are legally available, with respect to the capital securities held by The Depository Trust Company or its nominees, the Property Trustee will pay or cause the paying agent for the capital securities (the "Paying Agent") to pay the applicable redemption price to The Depository Trust Company. See "-- Form of Capital Securities " below. With respect to the capital securities held in certificated form, the Property Trustee, to the extent funds are legally available, will give irrevocable instructions and authority to the Paying Agent and will irrevocably deposit with the Paying Agent for the capital securities funds sufficient to pay or cause the Paying Agent to pay the applicable redemption price to the holders thereof upon surrender of their certificates evidencing the capital securities. See "Description of Junior Subordinated Debentures--Payment and Paying Agents." Distributions payable on or prior to the Redemption Date shall be payable to the holders of such capital securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of deposit, all rights of holders of any capital securities so called for redemption will cease, except the right of the holders of those capital securities to receive the applicable redemption price, but without interest, and such capital securities will cease to be outstanding. In the event that any Redemption Date is not a Business Day, then payment of the applicable redemption price payable on such date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of any such delay. In the event that payment of the applicable redemption price is improperly withheld or refused and not paid either by the Trust or by First Commonwealth pursuant to the capital securities guarantee as described under "Description of the Capital Securities Guarantee,"

  . distributions on capital securities called for redemption will accumulate on the redemption price at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable redemption price is actually paid; and

  . the actual payment date will be the Redemption Date for purposes of calculating the applicable redemption price.

   Subject to applicable law, including, without limitation, United States federal securities law and the regulations of the Federal Reserve, First Commonwealth or its subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days prior to the Redemption Date to each holder of trust securities at its registered address. Unless First Commonwealth defaults in payment of the applicable prepayment price on, or in the repayment of, the debentures, on and after the Redemption Date distributions will cease to accrue on the trust securities called for redemption.

Subordination of Common Securities

   Payment of distributions on, and the redemption price of, the capital securities and the common securities, as applicable, shall be made pro rata based on the liquidation amount of the capital securities and common securities. However, if a Debenture Event of Default shall have occurred and be continuing on any Distribution Date or Redemption Date, no payment of any distribution on, or applicable redemption price of, any of the common securities, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding capital securities for all Distribution Periods terminating on or prior thereto or, in the case of capital securities called for redemption on a Redemption Date on or prior thereto, the full amount of the redemption price therefor, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the capital securities then due and payable.

   If an Event of Default, as defined below, should occur, First Commonwealth, as holder of the common securities, will be deemed to have waived any right to act with respect to such Event of Default until the effect of the Event of Default shall have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the capital securities and not on behalf of First Commonwealth as holder of the common securities, and only the holders of the capital securities will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice

   The occurrence of a Debenture Event of Default constitutes an "Event of Default" under the declaration. See "Description of Junior Subordinated Debentures--Debenture Events of Default."

   Within ten (10) Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the capital securities, the Administrative Trustees and First Commonwealth, as sponsor of the Trust, unless the Event of Default has been cured or waived. First Commonwealth, as sponsor of the Trust, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the declaration.

   If a Debenture Event of Default has occurred and is continuing, the capital securities shall have a preference over the common securities as described under "--Liquidation of the Trust and Distribution of Debentures" and "-- Subordination of Common Securities" above.

Removal of Issuer Trustees

   Unless a Debenture Event of Default has occurred and is continuing, First Commonwealth, as the holder of the common securities may remove any Issuer Trustee at any time. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time only by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in First Commonwealth as the holder of the common securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the declaration.

Merger or Consolidation of Issuer Trustees

   Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the declaration, provided such person shall be otherwise qualified and eligible.

No Merger, Consolidation or Sale of Assets of the Trust

   The Trust may not merge or convert with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other person, except as described below. The Trust may, at the request of First Commonwealth, as sponsor of the Trust, with the consent of the Administrative Trustees but without the consent of the holders of the capital securities, merge or convert with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a trust organized as such under the laws of any state; provided, that:

  .  such successor entity either:

    . expressly assumes all of the obligations of the Trust with respect to the capital securities; or

    . substitutes for the capital securities other securities having substantially the same terms as the capital securities (the "Successor Securities") so long as the Successor Securities rank the same as the capital securities rank with respect to distributions and payments upon liquidation, redemption and otherwise;

  . First Commonwealth expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee with respect to the debentures;

  . the capital securities or any Successor Securities are listed or quoted, or any Successor Securities will be listed or quoted upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed or quoted, if any;

  . any merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities, including any Successor Securities, to be downgraded by any nationally-recognized statistical rating organization;

  . any merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any Successor Securities, in any material respect, other than any dilution of such holders' interests in the new entity;

  . such successor entity has a purpose substantially identical to that of the Trust;

  . before any merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, First Commonwealth has received an opinion from independent counsel to the Trust experienced in such matters to the effect that:

    . any merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any Successor Securities, in any material respect, other than any dilution of such holders' interests in the new entity; and

    . following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an "investment company" under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

  . First Commonwealth or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the capital securities guarantee.

   Notwithstanding the foregoing, the Trust may not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge or convert with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge or convert with or into, or replace it, if it would cause the Trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes. In addition, the Property Trustee will be required pursuant to the indenture to exchange, as a part of the exchange offer, the debentures for the exchange debentures, which will have terms identical in all material respects to the debentures, except for the transfer restrictions under the Securities Act and the provision for an increase in the interest rate thereon under certain circumstances. See "The Exchange Offer."

Limited Voting Rights of Capital Security Holders; Modification and Amendment of the Declaration

   Except as provided below and under "--No Merger; Consolidation or Sale of Assets of the Trust" above and "Description of the Capital Securities Guarantee--Amendments and Assignment" and as otherwise required by law and the declaration, the holders of the capital securities will have no voting rights.

   The declaration may be amended from time to time by First Commonwealth, the Property Trustee and the Administrative Trustees, without the consent of the holders of the trust securities:

  . to cure any ambiguity, correct or supplement any provisions in the declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the declaration, which shall not be inconsistent with the other provisions of the declaration;

  . to modify, eliminate or add to any provisions of the declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; or

  . to modify, eliminate or add any provisions of the declaration to such extent as shall be necessary to enable the Trust and First Commonwealth to conduct this exchange offer in the manner contemplated by the registration rights agreement;

so long as any such amendment does not adversely affect in any material respect the interests of the holders of the trust securities. Any of these amendments of the declaration shall become effective when notice thereof is given to the holders of the trust securities. The declaration may be amended by the Issuer Trustees and First Commonwealth with the consent of holders representing a majority, based upon liquidation amount, of the outstanding trust securities if the Issuer Trustees receive an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act.

   Notwithstanding the foregoing, the declaration may not be amended without the consent of each holder of trust securities, to (1) change the amount or timing of any Distribution or other payment on the trust securities or otherwise adversely affect the amount of any Distribution or other payment required to be made in respect of the trust securities as of a specified date, or (2) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

   So long as any debentures are held by the Property Trustee, the Issuer Trustees will not without obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding capital securities:

  . direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or execute any trust or power conferred on the Debenture Trustee with respect to the debentures;

  .  waive certain past defaults under the indenture;

  . exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the debentures; or

  . consent to any amendment, modification or termination of the indenture or the debentures, where such consent is required unless the Trust shall have received an opinion of an independent tax counsel experienced in such matters to the effect that such modification will not cause more than an insubstantial risk that for United States federal income tax purposes the Trust will not be classified as a grantor trust; provided, however, that where a consent under the indenture would require the consent of each holder of debentures affected thereby, no consent shall be given by the Property Trustee without the prior approval of each holder of the capital securities.

The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of such holders. The Property Trustee will notify each holder of capital securities of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of holders of the capital securities, before taking any of the foregoing actions, the Issuer Trustees will obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

   Any required approval of holders of capital securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Administrative Trustees will cause a notice of any meeting at which holders of capital securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of capital securities in the manner set forth in the declaration.

   No vote or consent of the holders of capital securities will be required for the Trust to redeem and cancel the capital securities in accordance with the declaration.

   Notwithstanding that holders of the capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by First Commonwealth or any affiliate of First Commonwealth will, for purposes of such vote or consent, be treated as if they were not outstanding.

Form of Capital Securities

   The exchange capital securities may be issued in certificated form or as global capital securities, which will consist of one or more capital securities in registered, global form.

   The global capital securities will be deposited upon issuance with the Property Trustee as custodian for The Depository Trust Company, in New York, New York, and registered in the name of The Depository Trust Company or its nominee, in each case for credit to an account of a direct or indirect participant in The Depository Trust Company as described below.

   Except as set forth below, the global capital securities may be transferred, in whole and not in part, only to another nominee of The Depository Trust Company or to a successor of The Depository Trust Company or its nominee. Beneficial interests in the global capital securities may not be exchanged for capital securities in certificated form except in the limited circumstances described under "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" below.

   Capital securities that are not issued as global capital securities will be issued only in registered, certificated (i.e., non-global) form. These securities may not be exchanged for beneficial interests in any global capital securities except in the limited circumstances described below. See "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities" below.

 Depositary Procedures

   The Depository Trust Company has advised the Trust and First Commonwealth that it is a limited-purpose trust company organized under the laws of the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depository Trust Company holds securities that its participants (collectively, the "Participants") deposit with The Depository Trust Company. The Depository Trust Company also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in The Depository Trust Company include securities brokers and dealers, banks, trust companies, clearing corporation and certain other organizations. The Depository Trust Company is owned by a number of its participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Indirect access to The Depository Trust Company system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("Indirect Participants"). The rules applicable to The Depository Trust Company and its participants are on file with the SEC.

   The Depository Trust Company has advised the Trust and First Commonwealth that, pursuant to procedures established by it:

  . upon deposit of the global capital securities representing exchange capital securities, The Depository Trust Company will credit the accounts of participants exchanging original capital securities represented by global capital securities with portions of the liquidation amount of the global capital securities; and

  . ownership of such interests in the global capital securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by The Depository Trust Company (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global capital securities).

   Purchases of the global capital securities may be made directly through The Depository Trust Company if they are Participants in such system or indirectly through organizations, including Euroclear and Cedel, which are Participants in such system. All interests in a global capital security, including those held through Euroclear or Cedel will be subject to the procedures and requirements of The Depository Trust Company. Those interests held through Euroclear or Cedel also may be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a global capital security to such persons will be limited to that extent. Because The Depository Trust Company can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a global capital security to pledge such interests to persons or entities that do not participate in The Depository Trust Company system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the capital securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities" below.

   Except as described below, owners of interests in the global capital securities will not have capital securities registered in their name, will not receive physical delivery of capital securities in certificated form and will not be considered the registered owners or holders thereof under the declaration for any purpose.

   Payments in respect of the global capital security registered in the name of The Depository Trust Company or its nominee will be payable by the Property Trustee to The Depository Trust Company in its capacity as the registered holder under the declaration. Under the terms of the declaration, the Property Trustee will treat the persons in whose names the capital securities, including the global capital securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for:

  . any aspect of The Depository Trust Company's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the global capital securities, or for maintaining, supervising or reviewing any of The Depository Trust Company's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the global capital securities; or

  . any other matter relating to the actions and practices of The Depository Trust Company or any of its Participants or Indirect Participants.

   The Depository Trust Company has advised the Trust and First Commonwealth that its current practice, upon receipt of any payment in respect of securities such as the capital securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in liquidation amount of beneficial interests in the relevant security as shown on the records of The Depository Trust Company, unless it has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of capital securities represented by global capital securities held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of The Depository Trust Company, the Property Trustee, the Trust or First Commonwealth. None of the Trust, First Commonwealth or the Property Trustee will be liable for any delay by The Depository Trust Company or any of its Participants in identifying the beneficial owners of the capital securities, and the Trust or First Commonwealth and the Property Trustee may conclusively rely on and will be protected in relying on instructions from The Depository Trust Company or its nominee for all purposes.

   The Depository Trust Company will effect cross-market transfers between the Participants in The Depository Trust Company, on the one hand, and Euroclear or Cedel participants, on the other hand, in accordance with The Depository Trust Company's rules on behalf of Euroclear or Cedel as the case may be, by its respective depositary subject to compliance with the transfer restrictions applicable to the capital securities described herein. However, such cross-market transactions will require delivery of instructions to Euroclear or Cedel as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global capital securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

   Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a global capital security from a Participant in The Depository Trust Company will be credited, and any such crediting will be reported to the relevant Euroclear or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel) immediately following the settlement date of The Depository Trust Company. Cash received in Euroclear or Cedel as a result of sales of interest in a global capital security by or through a Euroclear or Cedel participant to a Participant in The Depository Trust Company will be received with value on the settlement date of The Depository Trust Company but will be available in the relevant Euroclear or Cedel cash account only as of the business day or Euroclear or Cedel following The Depository Trust Company settlement date.

   The Depository Trust Company has advised the Trust and First Commonwealth that it will take any action permitted to be taken by a holder of capital securities, including the presentation of capital securities for exchange as described below, only at the direction of one or more Participants to whose account interests in the global capital securities are credited and only in respect of such portion of the aggregate liquidation amount of the capital securities as to which such Participant or Participants has or have given the direction. Also, if there is an Event of Default under the declaration, The Depository Trust Company reserves the right to exchange the global capital securities for legended capital securities in certificated form and to distribute such capital securities to its Participants in accordance with its customary procedures.

   The Depository Trust Company or its nominee, as the case may be, will be considered the sole owner or holder of the capital securities represented by the Global Capital Securities for all purposes under the declaration so long as The Depository Trust Company or its nominee is the registered owner of the Global Capital Securities.

   The information in this section concerning The Depository Trust Company, Euroclear and Cedel and their book-entry systems has been obtained from sources that the Trust and First Commonwealth believe to be reliable, but neither the Trust nor First Commonwealth takes responsibility for the accuracy thereof.

   Although The Depository Trust Company, Euroclear and Cedel have agreed to the foregoing procedures to facilitate transfers of interest in the global capital securities among participants in The Depository Trust Company, Euroclear and Cedel, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of the Trust, First Commonwealth or the Property Trustee will have any responsibility for the performance by The Depository Trust Company, Euroclear or Cedel or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

 Year 2000 Issues

   The Depository Trust Company, management is aware that some computer applications, systems, and the like for processing data that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter year 2000 problems. The Depository Trust Company has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within The Depository Trust Company, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, The Depository Trust Company's plan includes a testing phase, which is expected to be completed within appropriate time frames.

   The Depository Trust Company's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as The Depository Trust Company's direct participants and third party vendors from whom The Depository Trust Company licenses software and hardware. It is also dependent on third party vendors on whom The Depository Trust Company relies for information or the provision of services, including telecommunication and electrical utility services providers, among others, The Depository Trust Company has informed the industry that it is contacting, and will continue to contact, third party vendors from whom The Depository Trust Company acquires services to.

 .  impress upon them the importance of such services being year 2000 compliant;
   and

 . determine the extent of their efforts for year 2000 remediation (and, as appropriate, testing) of their services.

In addition, The Depository Trust Company is in the process of developing contingency plans as it deems appropriate.

   According to The Depository Trust Company, it has given the foregoing information to the industry for informational purposes only, and this information is not intended to serve as a representation, warranty or contract modification of any kind.

 Exchange of Book-Entry Capital Securities for Certificated Capital Securities

   A global capital security is exchangeable for capital securities in registered certificated form if:

  .  The Depository Trust Company :

    . notifies the Trust that it is unwilling or unable to continue as depositary for the global capital security and the Trust thereupon fails to appoint a successor depositary within 90 days; or

    .  has ceased to be a clearing agency registered under the Exchange
       Act;

  . First Commonwealth in its sole discretion elects to cause the issuance of the capital securities in certificated form; or

  . there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the declaration.

   In addition, beneficial interests in a Global Capital Security may be exchanged by or on behalf of The Depository Trust Company for certificated capital securities upon request by The Depository Trust Company, but only upon at least 20 days' prior written notice given to the Property Trustee in accordance with The Depository Trust Company's customary procedures. In all cases, certificated capital securities delivered in exchange for any global capital security or beneficial interests therein will be registered in the names, and issued in any approved denomination, requested by or on behalf of The Depository Trust Company, in accordance with its customary procedures.

 Exchange of Certificated Capital Securities for Book-Entry Capital Securities

   Capital securities that will be issued in certificated form, may not be exchanged for beneficial interests in any global capital security unless the exchange occurs in connection with a transfer of such capital securities and the transferor first delivers to the Property Trustee a written certificate, in the form provided in the declaration, to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such capital securities.

Payment on the Capital Securities

   Payments in respect of the capital securities held in global form shall be made to The Depository Trust Company, as the depositary for the Global Capital Securities, which shall credit the relevant accounts at The Depository Trust Company, on the applicable Distribution Dates, or in respect of the capital securities that are not held by The Depository Trust Company, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The Paying Agent shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and First Commonwealth. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee, the Administrative Trustees and First Commonwealth. If the

Property Trustee is no longer the Paying Agent, the Administrative Trustees shall appoint a successor to act as Paying Agent. A successor must be a bank or trust company acceptable to the Administrative Trustees and First Commonwealth.

Registrar and Transfer Agent

   The Property Trustee will act as registrar, transfer agent and exchange agent for the capital securities.

   The Property Trustee will register transfers of the capital securities without charge by or on behalf of the Trust, but not before payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of any capital securities after they have been called for redemption.

Information Concerning the Property Trustee

   The Property Trustee, except when an Event of Default has occurred and is continuing, will perform only those duties that are specifically set forth in the declaration. During the existence of an Event of Default, the Property Trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any holder of trust securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

   The declaration and the capital securities provide that they will be governed by the internal laws of the State of Delaware.

Miscellaneous

   The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association or a publicly-traded partnership taxable as a corporation for United States federal income tax purposes. The Administrative Trustees are also authorized and directed to operate the Trust so that the Trust will be classified as a grantor trust and the debentures will be treated as indebtedness of First Commonwealth for United States federal income tax purposes. In this connection, First Commonwealth and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the declaration, that First Commonwealth and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the trust securities.

   Holders of the trust securities have no preemptive or similar rights.

   The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

   The original debentures were, and the exchange debentures will be, issued under the terms of an indenture, as supplemented from time to time, between First Commonwealth and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"). The indenture will be qualified under the Trust Indenture Act, upon effectiveness of the registration statement. See "The Exchange Offer." Upon effectiveness of the exchange offer registration statement or the shelf registration statement, the indenture will be subject to and governed by the Trust Indenture Act. The following description of the material terms and provisions of the debentures and the indenture is not complete and, where reference is made to particular provisions of the indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the indenture and the Trust Indenture Act.

General Description of the Junior Subordinated Debentures

   Concurrently with the issuance of the capital securities, the Trust invested the proceeds thereof, together with the consideration paid by First Commonwealth for the common securities, in debentures issued by First Commonwealth. The debentures will bear interest at the annual rate of 9.50% of the principal amount thereof, payable, subject to the right of First Commonwealth to defer interest payments on the debentures, semi-annually in arrears on March 1 and September 1 of each year (each, an "Interest Payment Date"), commencing March 1, 2000, to the persons in whose name the debentures are registered at the close of business on the regular record date for the Interest Payment Date. The regular record date will be the fifteenth day of the month which precedes the month in which the relevant payment date falls. It is anticipated that, until the liquidation, if any, of the Trust, each debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the trust securities. The amount of interest payable to holders for any period will be computed on the basis of a 360-day year of twelve 30-day months and, for any period of less than a full calendar month, the number of days elapsed in such month. If any date on which interest is payable on the debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day, without any interest or other payment in respect of the distribution subject to delay, in each case with the same force and effect as if made on the scheduled payment date. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount to the extent permitted by law at the rate per annum of 9.50% thereof, compounded semi-annually.

   The term "interest," as used in this prospectus, includes semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums, as defined in this prospectus, as applicable.

   The original debentures were, and the exchange debentures will be, issued in denominations of $1,000 and integral multiples in excess thereof. The debentures will mature on September 1, 2029.

   The debentures rank equal to all other junior subordinated debentures to be issued by First Commonwealth pursuant to the indenture with substantially similar subordination terms ("Other Debentures"), which will be issued and sold, if at all, to other trusts to be established by First Commonwealth (if any), in each case similar to the Trust ("Other Trusts") and will be unsecured and will rank subordinate and junior in right of payment to the extent and in the manner set forth in the indenture to all Senior Indebtedness of First Commonwealth. See "--Subordination of the Debentures" below.

   First Commonwealth is a non-operating holding company and almost all of the operating assets of First Commonwealth and its consolidated subsidiaries are owned by its subsidiaries. First Commonwealth relies primarily on dividends from such subsidiaries to meet its obligations. First Commonwealth is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of First Commonwealth's income are dividends, interest and fees from its banking subsidiaries. The subsidiary banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, First Commonwealth and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent First Commonwealth and such other affiliates from borrowing from the subsidiary banks unless the loans are secured by various types of collateral. Further, secured loans, other transactions and investments by any of the subsidiary banks are generally limited in amount as to First Commonwealth and as to each of such other affiliates to 10% of a subsidiary bank's capital and surplus and as to First Commonwealth and all of such other affiliates to an aggregate of 20% of the subsidiary bank's capital and surplus. In addition, payment of dividends to First Commonwealth by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Because First Commonwealth is a holding company, its right to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent First Commonwealth may itself be recognized as a creditor of that subsidiary. Accordingly, the debentures will be effectively subordinated to all existing and future liabilities, including deposits, of First Commonwealth's subsidiaries, and holders of debentures should look only to the assets of First Commonwealth for payments on the debentures. The indenture does not limit the incurrence or issuance of other secured or unsecured debt of First Commonwealth, including Senior Indebtedness. See "--Subordination of the Debentures" below.

Form, Registration and Transfer

   If the debentures are distributed to the holders of the trust securities, the debentures may be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of The Depository Trust Company. The depositary arrangements for such debentures are expected to be substantially similar to those in effect for the capital securities. For a description of The Depository Trust Company and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Capital Securities--Form of Capital Securities."

Payment and Paying Agents

   Payment of principal of and premium, if any, and any interest on debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as First Commonwealth may designate from time to time, except that at the option of First Commonwealth payment of any interest may be made, except in the case of debentures in global form,

  . by check mailed to the address of the person entitled thereto as such address shall appear in the register for debentures; or

  . by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant record date.

   Payment of any interest on any debenture will be made to the person in whose name the debenture is registered at the close of business on the record date for such interest, except in the case of defaulted interest. First Commonwealth may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however, First Commonwealth will at all times be required to maintain a Paying Agent in each place of payment for the debentures.

   Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by First Commonwealth in trust, for the payment of the principal of and premium, if any, or interest on any debenture and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of First Commonwealth, be repaid to it and the holder of the debenture shall thereafter look, as a general unsecured creditor, only to First Commonwealth for payment.

First Commonwealth's Option to Extend Interest Payment Date

   So long as no Debenture Event of Default has occurred and is continuing, First Commonwealth may under the indenture, defer interest payments on the debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period. However, no Extension Period may end on a day other than an interest payment date or extend beyond the Stated Maturity Date. At the end of an Extension Period, First Commonwealth must pay all interest then accrued and unpaid together with interest thereon accrued at the annual rate of 9.50%, compounded semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law. During an Extension Period, interest will continue to accrue and, if the debentures have been distributed to holders of the trust securities, holders of debentures, or holders of the trust securities while trust securities are outstanding, will be required to accrue interest income for United States federal income tax purposes prior to the receipt of cash attributable to such income. See "Federal Income Tax Consequences--Interest Income and Original Issue Discount."

   During any Extension Period, First Commonwealth may not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (which includes common and preferred stock);

  . make any payment of principal interest or premium, if any, on or repay, repurchase or redeem any of its debt securities (including any Other Debentures) that rank equal to or junior in right of payment to the debentures; or

  . make any guarantee payments with respect to any guarantee by it of any securities of any of its subsidiaries (including Other Guarantees) if such guarantee ranks equal to or junior in right of payment to the debentures;

provided, however, that the foregoing restriction does not apply to the following:

    . dividends or distributions in shares of or options, warrants or rights to subscribe for or purchase shares of its common stock;

    . any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

    .  payments under the capital securities guarantee;

    . as a direct result of and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of its capital stock or exchange or conversion of one class or series of its capital stock for another class or series of its capital stock;

    . the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

    . purchases of common stock related to the issuance of common stock or rights under any of its benefit plans for its directors, officers or employees or its dividend reinvestment plan.

   Prior to the termination of any Extension Period, First Commonwealth may extend the period. However, it cannot do so if the extension causes the Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, First Commonwealth may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end of the period. First Commonwealth must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period, or an extension of the period, at least five Business Days prior to the earlier of the date the distributions on the trust securities would have been payable except for the election to begin or extend such Extension Period, or the date the Administrative Trustees are required to give notice to any securities exchange or to holders of capital securities of the record date or the date such distributions are payable. However, it must give this notice under all circumstances not less than five Business Days prior to such record date.

   The Debenture Trustee will give notice of First Commonwealth's election to begin or extend a new Extension Period to the holders of the capital securities. There is no limitation on the number of times that First Commonwealth may elect to begin an Extension Period.

Optional Redemption

   The debentures will be redeemable, in whole or in part, at the option of First Commonwealth, on or after the Initial Optional Prepayment Date, subject to First Commonwealth having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve. The debentures will be redeemable at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the debentures specified below, plus, in each case, accrued interest thereon to the date of prepayment if redeemed during the 12-month period beginning September 1 of the years indicated below:

         Year                                         Percentage
         ----                                         ----------
         2009........................................  104.750%
         2010........................................  104.275
         2011........................................  103.800
         2012........................................  103.325
         2013........................................  102.850
         2014........................................  102.375
         2015........................................  101.900
         2016........................................  101.425
         2017........................................  100.950
         2018........................................  100.475
         2019 and thereafter.........................  100.000%

Optional Redemption Upon the Occurrence of a Special Event

   If a Special Event occurs and is continuing, First Commonwealth may, at any time prior to the Initial Optional Prepayment Date, within 90 days after the occurrence of the Special Event, at its option and subject to receipt of prior approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, prepay the debentures in whole but not in part, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of:

  . 100% of the principal amount of such debentures, plus accrued and unpaid interest thereon to the date of prepayment; or

  . the sum, as determined by a Quotation Agent, as defined below, of the present values of the principal amount and premium payable as part of the Optional Prepayment Price with respect to an optional redemption of such debentures on the Initial Optional Prepayment Date, together with scheduled payments of interest from the prepayment date to the Initial Optional Prepayment Date, in each case discounted to the prepayment date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, as defined below, plus accrued and unpaid interest thereon to the date of prepayment.

   "Special Event" means a Tax Event or a Regulatory Capital Event, as the case may be.

   "Tax Event" means the receipt by First Commonwealth and the Trust of an opinion of independent counsel experienced in such matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after September 8, 1999, there is more than an insubstantial risk that:

  . the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the debentures;

  . interest payable by First Commonwealth on the debentures is not, or within 90 days of the date of such opinion will not be, deductible by First Commonwealth, in whole or in part, for United States federal income tax purposes; or

  . the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

   "Regulatory Capital Event" means that First Commonwealth shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of any amendment to, or change, including any announced prospective change in, the laws or any regulations under such laws of the United States or any rules, guidelines or policies of the Federal Reserve or any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after September 8, 1999, the capital securities do not constitute, or within 90 days of the date of such opinion, will not constitute, Tier 1 Capital or its then equivalent. However, the distribution of the debentures in connection with a termination of the Trust by First Commonwealth will not in and of itself constitute a Regulatory Capital Event.

   "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to

  . the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently-published Federal Reserve statistical release designated "H.15(519)" on the Federal Reserve's website at www.Federalreserve.gov, or any successor publication which is published weekly by the Federal Reserve, and which establishes yields on actively-traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity date corresponding to the Initial Optional Prepayment Date. If no maturity date is within three months before or after the Initial Optional Prepayment Date, yields for the two published maturities most closely corresponding to the Initial Optional Prepayment Date shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month, or

  . if such release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, as defined below, assuming a price for the Comparable Treasury Issue, expressed as a percentage of its principal amount, equal to the Comparable Treasury Issue for such prepayment date, plus in each case (A) 2.75% if such prepayment date occurs on or prior to August 31, 2000 and (B) 2.25% in all other cases.

   "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity date corresponding to the Initial Optional Prepayment Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities with a maturity date corresponding to the Initial Optional Prepayment Date. If no United States Treasury security has a maturity date which is within three months before or after the Initial Optional Prepayment Date, the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the calculation of the Adjusted Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month.

   "Quotation Agent" means the Reference Treasury Dealer appointed by First Commonwealth.

   "Reference Treasury Dealer" means:

  . Bear, Stearns & Co., Inc. and its respective successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), First Commonwealth shall substitute therefor another Primary Treasury Dealer, and

  .  any other Primary Treasury Dealer selected by First Commonwealth.

   "Comparable Treasury Price" means, with respect to any prepayment date:

  . the average of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, on the third Business Day preceding such prepayment date, as set forth in the daily statistical release, or any successor release, published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities"; or

  . if such release, or any successor release, is not published or does not contain such prices on such Business Day;

    . the average of five Reference Treasury Dealer Quotations, as defined below, for such prepayment date, after excluding the highest and lowest such Reference Treasury Dealer Quotations; or

    . if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

   "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

   Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address. Unless First Commonwealth defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such debentures called for prepayment.

Additional Sums

   If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, First Commonwealth will pay as additional amounts on the debentures such amounts as shall be necessary in order that the amount of distributions then due and payable by the Trust on the outstanding capital securities and common securities shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

Restrictions on Certain Payments

   First Commonwealth will agree that if any of the following events have occurred:

  .  a Debenture Event of Default;

  .  any event of which First Commonwealth has actual knowledge that:

    . with the giving of notice or the lapse of time, or both, would be, a Debenture Event of Default; and

    . in respect of which First Commonwealth shall not have taken reasonable steps to cure;

  . First Commonwealth is in default with respect to its payment of any obligations under the capital securities guarantee; or

  . First Commonwealth has given notice of its election of an Extension Period, or any extension thereof, and any such extension shall be continuing;

then First Commonwealth will not

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, which includes common and preferred stock,

  . make any payment of principal interest or premium, if any, on or repay or repurchase or redeem any debt securities of First Commonwealth, including Other Debentures, that rank equal to or junior in right of payment to the debentures, or

  . make any guarantee payments with respect to any guarantee by First Commonwealth of any securities of any subsidiary of First Commonwealth, including Other Guarantees, if such guarantee ranks equal to or junior in right of payment to the debentures.

   However, the foregoing limitation does not apply to:

  . dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of common stock of First
     Commonwealth;

  . any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

  .  payments under the capital securities guarantee;

  . as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following a reclassification of First Commonwealth's capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock;

  . the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged; and

  . purchases of common stock related to the issuance of common stock or rights under any of First Commonwealth's benefit plans for its directors, officers or employees or any of its dividend reinvestment plans.

Other Obligations

   First Commonwealth also will agree:

  . to maintain 100 percent ownership of the common securities; provided, however, that any permitted successor of First Commonwealth under the indenture may succeed to First Commonwealth's ownership of the common securities;

  .  to use its reasonable efforts to cause the Trust:

    . to remain a business trust, except in connection with the distribution of debentures to the holders of trust securities in liquidation of the Trust, the redemption of all of the trust securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of the Trust; and

    . to continue to be treated as a grantor trust and not to be classified as an association taxable as a corporation or a partnership for United States federal income tax purposes; and

  . to use its reasonable efforts to cause each holder of trust securities to be treated as owning an undivided beneficial interest in the debentures.

Debenture Events of Default

   The indenture provides that any one or more of the following events with respect to the debentures constitutes a "Debenture Event of Default," whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

  . failure for 30 days to pay any interest on the debentures or any Other Debentures, when due, subject to the deferral of any due date in the case of an Extension Period; or

  . failure to pay any principal or premium, if any, on the debentures or any Other Debentures, when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

  . failure to observe or perform in any material respect certain other covenants contained in the indenture for 90 days after written notice to First Commonwealth from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of debentures; or

  . certain events in bankruptcy, insolvency or reorganization of First Commonwealth.

   The holders of a majority in aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the debentures may annul this declaration and waive the default if the default, other than the nonpayment of the principal of the debentures which has become due solely by such acceleration, has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

   The holders of a majority in aggregate outstanding principal amount of the debentures affected thereby may, on behalf of the holders of all the debentures, waive any past default except a default in the payment of principal of or premium, if any, on or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and premium, if any, and principal due otherwise than by acceleration has been deposited with the Debenture Trustee, or a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debenture.

   The indenture requires the annual filing by First Commonwealth with the Debenture Trustee of a certificate as to the absence of certain defaults under the indenture.

   The indenture provides that the Debenture Trustee may withhold notice of a Debenture Event of Default from the holders of the debentures, except a Debenture Event of Default in payment of principal of or premium, if any, or interest on the debentures, if the Debenture Trustee considers it in the interest of such holders to do so.

Enforcement of Certain Rights by Holders of Capital Securities

   If a Debenture Event of Default occurs and is continuing and the event is attributable to First Commonwealth's failure to pay interest or premium, if any, on or principal of the debentures on the due date, a holder of capital securities may directly institute a proceeding against First Commonwealth with respect to the

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

debentures for enforcement of payment. First Commonwealth may not amend the indenture to remove the foregoing right of a holder of capital securities to bring a direct action against First Commonwealth without the prior written consent of the holders of all of the capital securities. Even if First Commonwealth makes payments to a holder of capital securities in connection with a direct action, it will remain obligated to pay the principal of or premium, if any, or interest on the debentures. Moreover, First Commonwealth will be subrogated to the rights of the holder of such capital securities with respect to payments on the capital securities to the extent of any payments made by it to such holder in any direct action.

   The holders of the capital securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the debentures unless there shall have been an Event of Default under the declaration. See "Description of Capital Securities--Events of Default; Notice."

Consolidation, Merger or Sale of Assets of First Commonwealth

   The indenture provides that First Commonwealth shall not consolidate with or merge into any other person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, and no person shall consolidate with or merge into First Commonwealth or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to First Commonwealth, unless:

  . in case First Commonwealth consolidates with or merges into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any State or the District of Columbia, and such successor person expressly assumes First Commonwealth's obligations on the debentures;

  . immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and

  .  certain other conditions as prescribed in the indenture are met.

   The general provisions of the indenture do not afford holders of the debentures protection in the event of a highly leveraged or other transaction involving First Commonwealth that may adversely affect holders of the debentures.

Modification of the Indenture

   From time to time First Commonwealth and the Debenture Trustee may, without the consent of the holders of debentures, amend, waive or supplement the indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies or enabling First Commonwealth and the Trust to conduct the Exchange Offer discussed under the caption "The Exchange Offer." However, First Commonwealth and the Debenture Trustee may only do so if the action does not materially adversely affect the interest of the holders of debentures. The indenture contains provisions permitting First Commonwealth and the Debenture Trustee, with the consent of the holders of a majority in principal amount of the debentures, to modify the indenture in a manner affecting the rights of the holders of debentures; provided, however, that no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debenture so affected:

  .  change the Stated Maturity Date;

  . reduce the principal amount of the debentures or reduce the rate or extend the time of payment of interest thereon; or

  . reduce the percentage of principal amount of debentures the holders of which are required to consent to any such modification of the indenture.


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

   In addition, First Commonwealth and the Debenture Trustee may execute, without the consent of any holder of debentures, any supplemental indenture for the purpose of creating any Other Debentures.

Satisfaction and Discharge of the Indenture

   The indenture provides that when, among other things, all debentures not previously delivered to the Debenture Trustee for cancellation:

  .  have become due and payable; or

  .  will become due and payable at maturity within one year; and

  . First Commonwealth deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the Stated Maturity Date, as the case may be;

then the indenture will cease to be of further effect, except as to First Commonwealth's obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel described therein, and First Commonwealth will be deemed to have satisfied and discharged the indenture.

Subordination of the Debentures

   In the indenture, First Commonwealth covenanted and agreed that any debentures issued under the indenture will be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the indenture. If any payment or distribution of assets is made to creditors upon any termination, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshalling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of First Commonwealth, the holders of Senior Indebtedness will first be entitled to receive payment in full of all Senior Indebtedness before the holders of debentures will be entitled to receive or retain any payment under the debentures.

   If the maturity of debentures is accelerated, the holders of all Senior Indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all Senior Indebtedness before the holders of debentures will be entitled to receive or retain any payment under the debentures.

   No payments on account of principal or premium, if any, or interest, if any, in respect of the debentures may be made if any of the following events shall have occurred and be continuing:

  .  a default in any payment with respect to Senior Indebtedness;

  . an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof; or

  .  if any judicial proceeding pending with respect to any such default.

   "Indebtedness" shall mean:

  .  every obligation of First Commonwealth for money borrowed;

  . every obligation of First Commonwealth evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

  . every reimbursement obligation of First Commonwealth with respect to letters of credit, bankers' acceptances or similar facilities issued for its account;

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

  . every obligation of First Commonwealth issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

  .  every capital lease obligation of First Commonwealth;

  . all indebtedness of First Commonwealth whether incurred on or prior to the date of the indenture or thereafter incurred, for claims in respect of derivative products including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

  . every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, First Commonwealth has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

   "Indebtedness Ranking on a Parity with the Debentures" shall mean Indebtedness, whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the debentures in the right of payment upon the happening of the dissolution or winding-up or termination or reorganization of First Commonwealth. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking on a Parity with the Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking on a Parity with the Debentures.

   "Indebtedness Ranking Junior to the Debentures" shall mean any Indebtedness, whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or senior to the debentures, and any other Indebtedness Ranking on a Parity with the Debentures, in right of payment upon the happening of the dissolution or winding-up or termination or reorganization of First Commonwealth. The securing of any Indebtedness, otherwise constituting Indebtedness Ranking Junior to the Debentures, shall not be deemed to prevent such Indebtedness from constituting Indebtedness Ranking Junior to the Debentures.

   "Senior Indebtedness" shall mean all Indebtedness whether outstanding on the date of execution of the indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Debentures or Indebtedness Ranking Junior to the Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

   First Commonwealth is a non-operating holding company and almost all of the operating assets of First Commonwealth are owned by First Commonwealth's subsidiaries. First Commonwealth relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. First Commonwealth is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of First Commonwealth's income are dividends, interest and fees from its subsidiary banks. The subsidiary banks are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, First Commonwealth and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent First Commonwealth and such other affiliates from borrowing from its subsidiary banks unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of First Commonwealth's subsidiary banks are generally limited in amount as to First Commonwealth and as to each of such other affiliates to 10% of a banking subsidiary's capital and surplus and as to First Commonwealth and all of such other affiliates to an aggregate of 20% of a subsidiary bank's capital and surplus. In addition, payment of dividends to First Commonwealth by its subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the debentures will be effectively subordinated to all existing and future liabilities, including deposits, of First Commonwealth's subsidiaries. Holders of debentures should look only to the assets of First Commonwealth for payments of principal of and premium, if any, and interest on the debentures.


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

   The indenture places no limitation an the amount of additional Senior Indebtedness that may be incurred by First Commonwealth. First Commonwealth expects from time to time to incur additional indebtedness constituting Senior Indebtedness. At June 30, 1999, the aggregate outstanding Senior Indebtedness of First Commonwealth was $862.4 million.

Governing Law

   The indenture and the debentures provide that they will be governed by the internal laws of the State of New York.

Information Concerning the Debenture Trustee

   Following the exchange offer and the qualification of the indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

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

                DESCRIPTION OF THE CAPITAL SECURITIES GUARANTEE

   Set forth below is a summary of the information concerning the original capital securities guarantee; which was executed and delivered by First Commonwealth concurrently with the issuance by the Trust of the original capital securities for the benefit of the holders from time to time of the capital original securities. An exchange capital securities guarantee with terms substantially identical to the original capital securities guarantee will be executed and delivered by First Commonwealth concurrently with the issuance of the exchange capital securities. Unless otherwise indicated, the following description applies to both the exchange and original capital securities guarantees. The Chase Manhattan Bank acts as indenture trustee ("Guarantee Trustee") under the capital securities guarantee. The capital securities guarantee will be qualified under the Trust Indenture Act upon effectiveness of the registration statement with respect to the capital securities guarantee. See "The Exchange Offer." The following description of the material provisions of the capital securities guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the capital securities guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee holds the capital securities guarantee for the benefit of the holders of the capital securities.

Terms of the Capital Securities Guarantee

   Under the capital securities guarantee, First Commonwealth irrevocably agrees to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments, as defined below, to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the capital securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), are subject to the capital securities guarantee:

  . any accumulated and unpaid distributions required to be paid on capital securities, to the extent the Trust has funds on hand legally available for the distributions;

  . the redemption price with respect to any capital securities called for redemption, to the extent that the Trust has funds on hand legally available for the redemption; and

  . upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust, other than in connection with the distribution of the debentures to holders of the capital securities or the redemption of all of the capital securities, the lesser of:

    . the Liquidation Distribution, to the extent the Trust has funds legally available for the distribution; and

    . the amount of assets of the Trust remaining available for distribution to holders of capital securities upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as required by applicable law.

First Commonwealth's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by it to the holders of the capital securities or by causing the Trust to pay such amounts to such holders.

   First Commonwealth, through the capital securities guarantee, the declaration, the debentures and the indenture, taken together, fully, irrevocably and unconditionally guarantees all of the Trust's obligations under the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the capital securities. See "Relationship Among the Capital Securities, the Junior Subordinated Debentures and the Capital Securities Guarantee."

Status of the Capital Securities Guarantee; Subordination

   The capital securities guarantee constitutes an unsecured obligation of First Commonwealth and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as the debentures. The capital securities guarantee ranks equal to all other guarantees, if any, to be issued by First Commonwealth with respect to capital securities, if any, to be issued by Other Trusts ("Other Guarantees") and constitutes an unsecured obligation.

   Because First Commonwealth is a holding company, its right to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent it may be recognized as a creditor of that subsidiary.

   Accordingly, First Commonwealth's obligations under the capital securities guarantee effectively are subordinated to all existing and future liabilities, including deposits, of its subsidiaries, and claimants should look only to First Commonwealth's assets for payments under the guarantee. See "Description of Junior Subordinated Debentures--General Description of the Junior Subordinated Debentures." The capital securities guarantee does not limit the incurrence or issuance of other secured or unsecured debt of First Commonwealth, including Senior Indebtedness, whether under the indenture, any other indenture that First Commonwealth may enter into in the future or otherwise. First Commonwealth expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

   The capital securities guarantee constitutes a guarantee of payment and not of collection. That is, the guaranteed party may institute a legal proceeding directly against First Commonwealth to enforce its rights under the capital securities guarantee without first instituting a legal proceeding against any other person or entity. The capital securities guarantee is being held for the benefit of the holders of the capital securities. The capital securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the capital securities of the debentures.

Events of Default; Enforcement of the Capital Securities Guarantee

   An Event of Default under the capital securities guarantee will occur upon the failure of First Commonwealth to perform any of its payment or other obligations thereunder, provided, however, that except with respect to a default in payment of any Guarantee Payment, First Commonwealth shall have received notice of default and shall not have cured such default within 60 days after receipt of such notice. The holders of not less than a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the capital securities guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the capital securities guarantee.

   Any holder of the capital securities may institute a legal proceeding directly against First Commonwealth to enforce its rights under the capital securities guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

   First Commonwealth, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not First Commonwealth is in compliance with all the conditions and covenants applicable to it under the capital securities guarantee.

Obligations of First Commonwealth

   Under the capital securities guarantee, First Commonwealth agrees that, so long as any capital securities remain outstanding, if there shall have occurred any event that would constitute an event of default under the capital securities guarantee or the declaration, then First Commonwealth will not:

  . declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock, which includes common and preferred stock;

  . make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities, including any Other Debentures, that rank equal to or junior in right of payment to the debentures; or

  . make any guarantee payments with respect to any guarantee by First Commonwealth of any securities of any of its subsidiaries, including Other Guarantees, if such guarantee ranks equal to or junior in right of payment to the debentures.

   However, the foregoing limitation does not apply to:

  . dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of First Commonwealth;

  . any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any plan in the future, or the redemption or repurchase of any such rights under a plan;

  .  payments under the capital securities guarantee,

  . as a direct result of, and only to the extent required in order to avoid the issuance of fractional shares of capital stock following, a reclassification of First Commonwealth's capital stock or the exchange or conversion of one class or series of First Commonwealth's capital stock for another class or series of First Commonwealth's capital stock;

  . the purchase of fractional interests in shares of First Commonwealth's capital stock under the conversion or exchange provisions of the capital stock or the security being converted or exchanged; or

  . purchases of common stock related to the issuance of common stock or rights under any of First Commonwealth's benefit plans for its directors, officers or employees or First Commonwealth's dividend reinvestment plan.

Amendments and Assignment

   The capital securities guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of such outstanding capital securities. However, the foregoing will not apply to any changes that do not materially adversely affect the rights of holders of the capital securities. In that case, no vote will be required. The manner of obtaining any such approval will be as set forth under "Description of Capital Securities--Limited Voting Rights of Capital Security Holders; Modification and Amendment of the Declaration." All guarantees and agreements contained in the capital securities guarantee bind the successors, assigns, receivers, trustees and representatives of First Commonwealth and shall inure to the benefit of the holders of the capital securities then outstanding.

Termination of the Capital Securities Guarantee

   The capital securities guarantee will terminate and be of no further force and effect upon:

  . full payment of the applicable redemption price of the capital securities;

  . upon full payment of the liquidation amount payable upon liquidation of the Trust; or

  .  distribution of the debentures to the holders of the capital securities.

The capital securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the capital securities must restore payment of any sums paid under the capital securities or the capital securities guarantee.


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

Information Concerning the Guarantee Trustee

   The Guarantee Trustee will perform only duties as are specifically set forth in the capital securities guarantee. However, after a default with respect to the capital securities guarantee, the Guarantee Trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the capital securities guarantee at the request of any holder of capital securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred by the Guarantee Trustee.

Governing Law

   The capital securities guarantee provides that it will be governed by the internal laws of the State of New York.

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

                        DESCRIPTION OF COMMON SECURITIES

   All of the common securities are owned directly by First Commonwealth. The common securities rank equal to, and payments will be made on the securities pro rata with the capital securities. However, if an Event of Default occurs and is continuing, the rights of First Commonwealth as holder of the common securities to payments in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated and rank junior to the rights of the holders of the capital securities. See "Description of Capital Securities--Subordination of Common Securities." First Commonwealth has acquired common securities in a liquidation amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the declaration. The Trust's business and affairs will be conducted by trustees appointed by First Commonwealth as the direct holder of the common securities. The holder of the common securities or, if an Event of Default under the declaration occurs and is continuing, the holders of a majority in liquidation amount of the capital securities, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights will be vested exclusively in the holder of the common securities.

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

             RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE CAPITAL SECURITIES GUARANTEE

Full and Unconditional Guarantee

   Payments of distributions and other amounts due on the capital securities, to the extent the Trust has funds on hand legally available for the payment of such distributions, are irrevocably guaranteed by First Commonwealth as and to the extent set forth under "Description of the Capital Securities Guarantee." Taken together, First Commonwealth's obligations under the debentures, the indenture, the declaration and the capital securities guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the capital securities. The Trust will not have sufficient funds to make the related payments, including distributions, on the capital securities if First Commonwealth does not make the required payments on the debentures. The capital securities guarantee does not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. The obligations of First Commonwealth under the capital securities guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

   As long as payments of interest and other payments are made when due on the debentures, such payments will be sufficient to cover distributions and other payments due on the capital securities, primarily because:

  . the aggregate principal amount or prepayment price of the debentures will be equal to the sum of the liquidation amount or redemption price, as applicable, of the capital securities and common securities;

  . the interest rate and interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the capital securities;

  . First Commonwealth shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of trust securities under such trust securities; and

  . the declaration will provide that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes of the Trust.

Enforcement of Rights of Holders of Capital Securities

   A holder of any capital security may institute a legal proceeding directly against First Commonwealth to enforce its rights under the capital securities guarantee without first instituting a legal proceeding against the capital securities guarantee Trustee, the Trust or any other person or entity.

   A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the indenture will provide that no payments may be made in respect of the debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on debentures would constitute an Event of Default under the declaration.

Limited Purpose of the Trust

   The capital securities will represent beneficial ownership interests in the Trust, and the Trust exists for the sole purpose of issuing and selling the trust securities, using the proceeds from the sale of the trust securities to acquire the debentures and engaging in only those other activities necessary, advisable or incidental to these activities.

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

Rights Upon Termination of the Trust

   Unless the debentures are distributed to holders of the trust securities, upon any voluntary or involuntary termination, winding-up or liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the trust securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Capital Securities--Liquidation of the Trust and Distribution of Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of First Commonwealth, the Property Trustee, as holder of the debentures, would be a subordinated creditor of First Commonwealth, subordinated in right of payment to all Senior Indebtedness as set forth in the indenture, but entitled to receive payment in full of principal and premium, if any and interest, before any stockholders of First Commonwealth receive payments or distributions. Since First Commonwealth will be the guarantor under the capital securities guarantee and will agree to pay for all costs, expenses and liabilities of the Trust, other than the Trust's obligations to the holders of its trust securities, the positions of a holder of capital securities and a holder of debentures relative to other creditors and to stockholders of First Commonwealth in the event of liquidation or bankruptcy of First Commonwealth are expected to be substantially the same.

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

                        FEDERAL INCOME TAX CONSEQUENCES

General

   In the opinion of Drinker Biddle & Reath LLP, special federal income tax counsel to First Commonwealth and the Trust, the following are the material United States federal income tax consequences of the purchase, ownership and disposition of capital securities of the Trust held as capital assets by an owner who purchases such capital securities upon initial issuance. It does not deal with special classes of owners such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons who will hold the capital securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. This summary also does not address the tax consequences to persons who have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of an owner of capital securities. Further, it does not include any description of any federal alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the capital securities. This summary is based on the Code, Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. An opinion of tax counsel is not binding on the Internal Revenue Service or the courts. No rulings have been or are expected to be sought from the IRS with respect to any of the transactions described herein and no assurance can be given that the IRS will not take contrary positions. Moreover, no assurance can be given that any of the opinions expressed herein will not be challenged by the IRS and, if challenged, that such a challenge would not be successful.

Exchange of Capital Securities and Debentures

   The exchange of the original capital securities for the exchange capital securities, and the exchange of the original debentures for the exchange debentures, should not be taxable events. Because the Trust should constitute a grantor trust for federal income tax purposes, each owner of capital securities should, in substance, be treated as owning an undivided interest in the assets of the Trust. The exchange of the original capital securities for the exchange capital securities will not change that ownership interest. Moreover, the exchange of the debentures should not constitute a taxable exchange, because the exchange debentures will not differ materially in kind or extent from the original debentures and, even if they did differ, the exchange should qualify as a recapitalization. Accordingly, an owner of capital securities should not recognize any gain or loss on the exchanges, the issue price of the exchange debentures should be the same as the issue price of the original debentures, and each owner's adjusted tax basis and holding period for the exchange capital securities should be the same as for the original capital securities immediately before the exchange.

Classification of the Debentures as Indebtedness

   In connection with the issuance of the original debentures, tax counsel rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the debentures will be classified for United States federal income tax purposes as indebtedness of First Commonwealth. First Commonwealth, the Trust and the owners of the capital securities by acceptance of a beneficial interest in a capital security will agree to treat the debentures as indebtedness for all United States federal income tax purposes.

Classification of the Trust as a Grantor Trust

   In connection with the issuance of the original capital securities, tax counsel rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the declaration and the indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association or publicly-traded partnership taxable as a corporation. Accordingly, for United States federal income tax purposes, each owner of capital securities generally will be considered the owner of an undivided interest in the debentures, and each owner will be required to include in its gross income any interest or original issue discount accrued with respect to its allocable share of those debentures.

Interest Income and Original Issue Discount

   Under applicable Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount. First Commonwealth believes that the likelihood of its exercising its option to defer payments of interest is "remote" because exercising that option would prevent First Commonwealth from declaring dividends on any class of its equity securities. Accordingly, First Commonwealth intends to take the position, based on the advice of tax counsel, that the debentures will not be considered to be issued with original issue discount and, accordingly, stated interest on the debentures generally will be taxable to an owner as ordinary income at the time it is paid or accrued in accordance with such owner's method of tax accounting.

   Under the Treasury regulations, if First Commonwealth exercises its option to defer payments of interest, the debentures will at that time be treated as issued with original issue discount, and all stated interest on the debentures will thereafter be treated as original issue discount as long as the debentures remain outstanding. In that event, all of an owner's taxable interest income with respect to the debentures will thereafter be accounted for on an economic accrual basis regardless of the owner's method of tax accounting, and actual distributions of stated interest will not be reported as taxable income. Consequently, a holder of capital securities would be required to include in gross income the original issue discount even though First Commonwealth would not make actual cash payments during an Extension Period. Moreover, under the Treasury regulations, if the option to defer the payment of interest were determined not to be "remote," the debentures would be treated as having been originally issued with original issue discount. In such event, all of an owner's taxable interest income with respect to the debentures would be accounted for on an economic accrual basis regardless of the owner's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income.

   The Treasury regulations have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a position contrary to tax counsel's interpretation.

   Because income on the capital securities will constitute interest or original issue discount, corporate owners of the capital securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the capital securities.

Receipt of Debentures or Cash Upon Liquidation of the Trust

   First Commonwealth will have the right under certain circumstances to liquidate the Trust and cause the debentures to be distributed to the holders of the trust securities. Under current law, a distribution of debentures, for United States federal income tax purposes, will generally be treated as a nontaxable event to each owner of trust securities, and each such owner will have an aggregate tax basis in the debentures equal to such owner's aggregate tax basis in its capital securities. An owner's holding period in the debentures so received in liquidation of the Trust will include the period during which the capital securities were owned by such owner. If, however, the Trust were characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the debentures would constitute a taxable event to owners of capital securities and an owner's holding period in debentures would begin on the date such debentures were received.

   Under certain circumstances described in "Description of Capital Securities," the debentures may be redeemed for cash and the proceeds of the redemption distributed to holders in redemption of their capital securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities, and an owner of capital securities would recognize gain or loss as if it sold such redeemed capital securities for cash. See "--Sales of Capital Securities" below.

Sales of Capital Securities

   An owner who sells capital securities, including a redemption of the capital securities either on the stated maturity date or upon an optional redemption of the debentures by First Commonwealth, will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the sale of such capital securities (other than with respect to accrued and unpaid interest which has not yet been included in income, which will be treated as ordinary income). An owner's adjusted tax basis in the capital securities generally will be its initial purchase price increased by the original issue discount, if any, previously includable in such owner's gross income to the date of disposition and decreased by payments, if any, received on the capital securities in respect of the original issue discount. Gain or loss on a sale of capital securities generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the capital securities have been held for more than one year.

   The capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying debentures. An owner who uses the accrual method of accounting for tax purposes (and a cash method owner, if the debentures are deemed to have original issue discount) who disposes of the owner's capital securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the debentures through the date of disposition in income as ordinary income (i.e., interest or, possibly, original issue discount), and to add such amount to such owner's adjusted tax basis in such owner's pro rata share of the underlying debentures deemed disposed of. To the extent the selling price is less than the owner's adjusted tax basis (which will include all accrued but unpaid interest), an owner will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

United States Alien Holders

   For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes. A "U.S. Holder" is a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any State thereof, including the District of Columbia, an estate the income of which is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the Trust.

   Under present United States federal income tax laws:

   (i) payments by the Trust or any of its paying agents to any United States Alien Holder of a capital security will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the capital security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of First Commonwealth entitled to vote, (b) the beneficial owner of the capital security is not a controlled foreign corporation that is related to First Commonwealth through stock ownership, and (c) either (A) the beneficial owner of the capital security certifies to the Trust or its agent on an IRS Form W-8 (or a substantially similar form), under penalties of perjury, that it is a United States Alien Holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the capital security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and

   (ii) a United States Alien Holder of a capital security will generally not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a capital security.

   A United States Alien Holder who owns capital securities in connection with the active conduct of a United States trade or business will be subject to income tax on all income and gains recognized with respect to its proportionate share of the debentures.

Information Reporting to Holders

   Generally, income on the capital securities will be reported to holders on Forms 1099, which forms should be mailed to holders of capital securities by January following each calendar year.

Backup Withholding

   Payments made on, and proceeds from the sale of, the capital securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the necessary information is provided to the IRS.

New Withholding Regulations

   On October 6, 1997, the Treasury Department issued new regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Under these new withholding tax regulations, IRS Forms W-8BEN and W-8ECI are now applicable, rather than IRS Form W-8, although during 1999 the old forms (IRS Forms W-8, 4224 and 1001) may continue to be used. If an old form is used during 1999, it will continue to be effective until December 31, 2000.

   The new withholding tax regulations also permit the shifting of primary responsibility for withholding to certain qualified financial intermediaries acting on behalf of beneficial owners. Although a beneficial owner will still be required to submit a From W-8 or its equivalent to such an intermediary, the intermediary generally will not be required to forward a Form W-8 or its equivalent received from a beneficial owner to the U.S. withholding agent as under prior procedures. Instead, the intermediary to the extent that it is a foreign intermediary will be required to submit Form W-8IMY (Certificate of Foreign Intermediary, Foreign Partnership, or Certain U.S. Branches for United States Tax Withholding) to the withholding agent to make representations that the intermediary is not the beneficial owner of the payments it receives and about the status of the beneficial owner(s). However, if a foreign intermediary is a nonqualified intermediary, it will still need to transmit to the ultimate U.S. withholding agent a copy of the Form W-8 of the beneficial owner or its equivalent, as under prior procedures.

   Holders should also note that the foregoing discussion does not deal with all aspects of the new withholding tax regulations and other United States federal tax matters that may be potentially relevant to them. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

   The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon your particular situation. You should consult your tax advisors with respect to the tax consequences to you of the purchase, ownership and disposition of the capital securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

                        PENNSYLVANIA CORPORATE LOANS TAX

   First Commonwealth will be required to withhold the Pennsylvania Corporate Loans Tax from interest payments on the portion of debentures which are held by the Trust for the benefit of owners of capital securities who are subject to the tax, principally, individuals, partnerships and unincorporated associations resident in Pennsylvania. Any amounts so withheld will reduce, to the extent of such withholding, distributions payable to such holders of capital securities. The tax, at the current rate of four mills on each dollar of nominal value ($4.00 per $1,000), will be withheld from any such interest payment at the annual rate of $4.00 per $1,000 principal amount of debentures.

                              ERISA CONSIDERATIONS

   First Commonwealth, the obligor with respect to the debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest," within the meaning of ERISA, or a "disqualified person," within the meaning of Section 4975 of the Code, with respect to many employee benefit plans that are subject to ERISA. Any purchaser proposing to acquire capital securities with assets of any plan should consult with its counsel. The purchase and/or holding of capital securities by a plan that is subject to the fiduciary responsibility provisions of ERISA and/or the prohibited transaction provisions of Section 4975 of the Code, including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code, and with respect to which First Commonwealth, the Property Trustee or any affiliate is a service provider, or otherwise is a party in interest or a disqualified person, may constitute or result in a prohibited transaction under ERISA or
Section 4975 of the Code, unless such capital securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exception for certain transactions determined by an in-house asset manager). In addition, a plan fiduciary considering the purchase of capital securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. In this event, service providers with respect to the assets of the Trust may become parties in interest or disqualified persons with respect to investing plans, and any discretionary authority exercised with respect to the debentures by such persons could be deemed to constitute a prohibited transaction under ERISA or the Code. In order to avoid such prohibited transactions, each investing plan, by purchasing the capital securities, will be deemed to have represented and warranted that its purchase and holding of the capital securities is not prohibited by either Section 406 of ERISA or Section 4975 of the Code or is exempt from any such prohibition and to have directed the Trust to invest in the debentures and to have appointed the Property Trustee.

   A plan fiduciary should consider whether the purchase of capital securities could result in a delegation of fiduciary authority to the Property Trustee, and, if so, whether such a delegation of authority is permissible under the plan's governing instrument or any investment management agreement with the plan. In making such determination, a plan fiduciary should note that the Property Trustee is a U.S. bank qualified to be an investment manager, within the meaning of Section 3(38) of ERISA, to which such a delegation of authority generally would be permissible under ERISA, provided the property trustee acknowledges in writing that it is a fiduciary with respect to the plan. Further, prior to an Event of Default with respect to the debentures, the Property Trustee will have only limited custodial and ministerial authority with respect to Trust assets.

   The sale of investments to plans is in no respect a representation by the Trust, First Commonwealth, the Property Trustee, the initial purchaser or any other person associated with the sale of the capital securities that such securities meet all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such securities are otherwise appropriate for plans generally or any particular plan.

                                CERTAIN RESALES

   Each broker-dealer that receives exchange capital securities for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange capital securities. A broker-dealer may use this prospectus, as it may be amended or supplemented, in connection with the resales of exchange capital securities received in exchange for original capital securities where the original capital securities were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one year after the date on the cover of this prospectus, we will make this prospectus, as amended or supplemented, available to any broker-dealer that requests it in the letter of transmittal for use in connection with any such resale.

   Exchange capital securities received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange capital securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any exchange capital securities. Any broker-dealer that resells exchange capital securities that were received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of exchange capital securities may be deemed to be an underwriter within the meaning of the Securities Act and any profit on any resale of exchange capital securities and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

   We have agreed to pay expenses incurred with the exchange offer and the performance of our other obligations under a registration rights agreement. We have also agreed to indemnify the holders, including any broker-dealers, and certain parties related to the holders against certain liabilities, including liabilities under the Securities Act.

   By accepting this exchange offer, each broker-dealer that receives the exchange capital securities under the exchange offer agrees that, after receiving notice from us of any event that makes any statement in this prospectus untrue in any material respect or which requires us to make any change in this prospectus to make the statements therein not misleading, the broker will not use this prospectus until we have amended or supplemented it to correct the misstatement or omission and have furnished copies of the amended or supplemented prospectus to the broker-dealer.

                                 LEGAL MATTERS

   Certain matters of Delaware law relating to the validity of the exchange capital securities have been passed upon on behalf of First Commonwealth by Richards, Layton & Finger, P.A., special Delaware counsel to First Commonwealth. The validity of the exchange debentures and the exchange capital securities guarantee and certain matters relating thereto have been passed upon for First Commonwealth by Drinker Biddle & Reath LLP. Drinker Biddle & Reath LLP has relied on Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to matters of New York law.

                                    EXPERTS

   The financial statements of First Commonwealth and its consolidated subsidiaries, except Southwest National Corporation and subsidiary, as of December 31, 1998 and 1997 and for the years then ended incorporated in this registration statement by reference from First Commonwealth's 1998 Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP as stated in their report appearing therein. The financial statements of Southwest National Corporation and subsidiary as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 (consolidated with those of First Commonwealth), have been audited by KPMG LLP, as stated in their report appearing in First Commonwealth's 1998 Annual Report on Form 10-K. Such financial statements of First Commonwealth and its consolidated subsidiaries are incorporated by reference herein in reliance upon the respective reports of such firms given upon their authority as experts in accounting and auditing. Both of the foregoing firms are independent auditors and accountants.

   The consolidated statements of income, shareholders' equity and cash flows of First Commonwealth and its subsidiaries for the year ended December 31, 1996, before giving retroactive effect to the pooling of interest as described in Note 2 to the consolidated financial statements of First Commonwealth included in its 1998 Annual Report on Form 10-K, have been audited by Grant Thornton LLP, independent certified public accountants, as stated in their report appearing therein, and have been so incorporated by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The combination of the consolidated statements of income, shareholders' equity and cash flows for the year ended December 31, 1996 of First Commonwealth and Southwest National Corporation, after restatement for the 1998 pooling of interest, incorporated by reference in this registration statement from First Commonwealth's 1998 Annual Report on Form 10-K, has been audited by Deloitte and Touche LLP, independent auditors, as stated in their report appearing therein.

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First Commonwealth and the Trust have not authorized any person to make a statement that differs from what is in this prospectus. If any person makes a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, the capital securities in any state where such offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front of this prospectus but the information may change after that date.

                               ----------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
Summary Information--Q & A...............................................    1
Risk Factors.............................................................    7
Where You Can Find More Information......................................   11
First Commonwealth.......................................................   12
Use of Proceeds..........................................................   13
Ratio of Earnings to Fixed Charges.......................................   13
Accounting Treatment.....................................................   14
Capitalization...........................................................   14
Selected Consolidated Financial Data of First Commonwealth...............   15
The Trust................................................................   17
The Exchange Offer.......................................................   18
Description of Capital Securities........................................   31
Description of Junior Subordinated
 Debentures..............................................................   45
Description of the Capital Securities
 Guarantee...............................................................   57
Description of Common Securities.........................................   61
Relationship Among the Capital Securities, the Junior Subordinated Deben-
 tures and the Capital Securities Guarantee..............................   62
Federal Income Tax Consequences..........................................   64
Pennsylvania Corporate Loans Tax.........................................   68
ERISA Considerations.....................................................   68
Certain Resales..........................................................   69
Legal Matters............................................................   70
Experts..................................................................   70

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                      First Commonwealth Capital Trust I

                                  $35,000,000

                           9.50% Capital Securities

                           fully and unconditionally
                           guaranteed to the extent
                              described herein by

                   First Commonwealth Financial Corporation

                                  -----------

                                  PROSPECTUS

                                  -----------


                                        , 1999


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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Sections 1741 and 1742 of the Pennsylvania Business Corporation Law state that, unless otherwise restricted in its by-laws, a business corporation shall have power to indemnify representatives of the corporation, or other persons serving at the request of the corporation, in certain circumstances. Article 23 of First Commonwealth's by-laws provide that First Commonwealth shall indemnify any current or former director, officer or employee who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of First Commonwealth) by reason of the fact that such person is or was a director, officer or employee of First Commonwealth, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of First Commonwealth, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

   Article 23 of First Commonwealth's by-laws also states that First Commonwealth shall indemnify any director, officer or employee who was or is a party to, or is threatened to be made a party to, or who is called as a witness in connection with, any threatened, pending or completed action or suit by or in the right of First Commonwealth to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of First Commonwealth, or is or was serving at the request of First Commonwealth, against amounts paid in settlement and expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with defense or settlement of, or serving as a witness in, such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of First Commonwealth. However, First Commonwealth may not indemnify any person for any claim, issue or matter as to which such person shall have been adjudged to be liable for misconduct in the performance of his duty to First Commonwealth. Except as may be otherwise ordered by a court, there shall be a presumption that any director, officer or employee is entitled to indemnification as described above unless either a majority of the disinterested directors or, if there are less than three disinterested directors, then the holders of one-third of the outstanding shares of First Commonwealth determine that the person is not entitled to such presumption by certifying such determination in writing to the Secretary of First Commonwealth. First Commonwealth maintains a director and officer liability insurance policy covering each of First Commonwealth's directors and executive officers.

   Under the Declaration of Trust of the Trust, First Commonwealth has agreed to indemnify the administrative trustees and their affiliates, officers, directors, shareholders and agents, against losses incurred because such persons are administrative trustees, or affiliates or agents of administrative trustees, in similar fashion to the indemnification by First Commonwealth of its own directors, officers and employees as described in the preceding two paragraphs. First Commonwealth has also agreed to indemnify the property trustee, the Delaware trustee, and their officers, directors, shareholders, and agents for such trustees, and to hold each harmless against, any and all loss, liability, damage, claim or expense including taxes (other than taxes based on the income of such persons) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust under the Declaration of Trust. This indemnification includes the costs and expenses (including reasonable legal fees and expenses) of defending such persons against, or investigating any claim or liability in connection with, the exercise or performance of any of such persons' powers or duties under the Declaration of Trust.

Item 21. Exhibits.

   The following exhibits are filed as part of this Registration Statement. Exhibit numbers correspond to the exhibits required by Item 601 of Regulation S-K.

 Exhibit No.                             Description
 ----------- ------------------------------------------------------------------
    *3.1     Articles of Incorporation of First Commonwealth Financial
             Corporation, as amended.
     3.2     Bylaws of First Commonwealth Financial Corporation (incorporated by reference to Exhibit 3.2 to First Commonwealth Financial
             Corporation's quarterly report on Form 10-Q filed October 15,
             1993).
    *4.1     Indenture of First Commonwealth Financial Corporation relating to the Debentures.
    *4.2     Form of Certificate of Exchange Debenture (included in Exhibit
             4.1).
    *4.3     Form of Certificate of Original Debenture (included in Exhibit
             4.1).
    *4.4     Certificate of Trust of First Commonwealth Capital Trust I.
    *4.5     Amended and Restated Declaration of Trust of First Commonwealth
             Capital Trust I.
    *4.6     Form of Common Security (included in Exhibit 4.5).
    *4.7     Form of Exchange Capital Security Certificate (included in Exhibit
             4.5).
    *4.8     Form of Certificate of Original Capital Security (included in
             Exhibit 4.5).
    *4.9     Original Guarantee of First Commonwealth Financial Corporation
             relating to the Original Capital Securities.
    *4.10    Form of Exchange Guarantee of First Commonwealth Financial
             Corporation relating to the Exchange Capital Securities (included in Exhibit 4.9).
    *4.11    Registration Rights Agreement among First Commonwealth Financial
             Corporation, First Commonwealth Capital Trust I and Keefe,
             Bruyette & Woods, Inc.
    *5.1     Opinion of Drinker Biddle & Reath LLP.
    *5.2     Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
    *5.3     Opinion of Richards, Layton & Finger P.A.
    *8       Opinion of Drinker Biddle & Reath LLP as to certain federal income tax matters.

 Exhibit No.                             Description
 ----------- ------------------------------------------------------------------
    *12      Computation of Consolidated Ratio of Earnings to Fixed Charges.
     21      Subsidiaries of First Commonwealth Financial Corporation
             (incorporated herein by reference to Exhibit 21.1 to First
             Commonwealth Financial Corporation's Form 10-K filed March 31,
             1999).
    *23.1    Consent of Deloitte & Touche LLP.
    *23.2    Consent of KPMG LLP.
    *23.3    Consent of Grant Thornton LLP.
    *23.4    Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1).
    *23.5    Consent of Akin, Gump, Strauss, Hauer & Feld, LLP (included in
             Exhibit 5.2).
    *23.6    Consent of Richards, Layton & Finger, P.A. (included in Exhibit
             5.3).
    *24      Power of Attorney of certain officers and Directors of First
             Commonwealth Financial Corporation and the Administrative trustees of First Commonwealth Capital Trust I (included on the signature pages hereto).
    *25.1    Form T-1 Statement of Eligibility of The Chase Manhattan Bank to
             act as trustee under the Indenture.
    *25.2    Form T-1 Statement of Eligibility of The Chase Manhattan Bank to
             act as trustee under the Declaration of Trust of First
             Commonwealth Capital Trust I.
    *25.3    Form T-1 Statement of Eligibility of The Chase Manhattan Bank
             under the Exchange Guarantee for the benefit of the holders of
             Exchange Capital Securities of First Commonwealth Capital Trust I.
    *99.1    Form of Letter of Transmittal.
    *99.2    Form of Notice of Guaranteed Delivery.

--------
* Filed herewith.

Item 22. Undertakings

   Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned Registrants of expenses incurred or paid by a director, officer of controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the Registrants is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to
Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

   The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, First Commonwealth Financial Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indiana, Commonwealth of Pennsylvania on October 19, 1999.

                                     First Commonwealth Financial Corporation

                                     By: /s/ Joseph E. O'Dell
                                     ------------------------------------------
                                     Joseph E. O'Dell, President and Chief
                                      Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints John J. Dolan and Gerard M. Thomchick as his or her attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to the Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the Exchange Capital Securities, Exchange Debentures and the Exchange Capital Securities Guarantee under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

              Signature                            Title                    Date
              ---------                            -----                    ----

       /s/ Joseph E. O'Dell            President, Chief Executive     October 19, 1999
______________________________________  Officer and Director
           Joseph E. O'Dell

        /s/ John J. Dolan              Senior Vice President and      October 19, 1999
______________________________________  Chief Financial Officer
            John J. Dolan               (Principal Accounting and
                                        Financial Officer)

       /s/ David S. Dahlman            Director                       October 19, 1999
______________________________________
           Davis S. Dahlman

   /s/ John A. Robertshaw, Jr.         Director                       October 19, 1999
______________________________________
       John A. Robertshaw, Jr.

       /s/ Dale P. Latimer             Director                       October 19, 1999
______________________________________
           Dale P. Latimer

      /s/ Thomas L. Delaney            Director                       October 19, 1999
______________________________________
          Thomas L. Delaney

     /s/ Sumner E. Brumbaugh           Director                       October 19, 1999
______________________________________
         Sumner E. Brumbaugh

      /s/ David R. Tomb, Jr.           Senior Vice President,         October 19, 1999
______________________________________  Secretary, Treasurer and
          David R. Tomb, Jr.            Director


              Signature                          Title                   Date
              ---------                          -----                   ----
    /s/ Harvey H. Heilman, Jr.                  Director           October 19, 1999
______________________________________
        Harvey H. Heilman, Jr.

        /s/ E. H. Brubaker                      Director           October 19, 1999
______________________________________
            E. H. Brubaker
       /s/ Ronald C. Geiser                     Director           October 19, 1999
______________________________________
            Ronald Geiser

      /s/ Johnston A. Glass                     Director           October 19, 1999
______________________________________
          Johnston A. Glass

      /s/ Robert C. Williams                    Director           October 19, 1999
______________________________________
          Robert C. Williams

       /s/ Robert F. Koslow                       Director         October 19, 1999
______________________________________
           Robert F. Koslow

       /s/ James W. Newill                      Director           October 19, 1999
______________________________________
           James W. Newill

     /s/ Laurie Stern Singer                    Director           October 19, 1999
______________________________________
         Laurie Stern Singer

        /s/ Ray T. Charley                      Director           October 19, 1999
______________________________________
            Ray T. Charley

        /s/ Edward T. Cote                      Director           October 19, 1999
______________________________________
            Edward T. Cote

       /s/ A. B. Hallstrom                      Director           October 19, 1999
______________________________________
           A. B. Hallstrom

        /s/ David F. Irvin                      Director           October 19, 1999
______________________________________
            David F. Irvin

       /s/ David L. Johnson                     Director           October 19, 1999
______________________________________
           David L. Johnson

      /s/ E. James Trimarchi                    Director           October 19, 1999
______________________________________
          E. James Trimarchi

    /s/ Clayton C. Dovey, Jr.                   Director           October 19, 1999
______________________________________
        Clayton C. Dovey, Jr.

______________________________________          Director           October 19, 1999
          Thomas J. Hanford
        /s/ Joseph Proske                       Director           October 19, 1999
______________________________________
            Joseph Proske

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, First Commonwealth Capital Trust I has duly caused this Registration Statement, thereunto duly authorized, in the City of Indiana, Commonwealth of Pennsylvania, on the 19th day of October, 1999.

                                          First Commonwealth Capital Trust

                                          By: /s/ John J. Dolan
                                          -------------------------------------
                                          John J. Dolan
                                          Administrative Trustee

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of First Commonwealth Capital Trust I and in the capacities and on the dates indicated. Each individual person whose signature appears below hereby constitutes and appoints John J. Dolan and Gerard M. Thomchick as his or her attorneys-in-fact and agents, with full power of substitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to the Registration Statement, or any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the Exchange Capital Securities, Exchange Debentures and the Exchange Capital Securities Guarantee under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

              Signature                          Title                   Date
              ---------                          -----                   ----
     /s/ Gerard M. Thomchick             Administrative Trustee    October 19, 1999
______________________________________
         Gerard M. Thomchick

        /s/ John J. Dolan                Administrative Trustee    October 19, 1999
______________________________________
            John J. Dolan

       /s/ R. John Previte               Administrative Trustee    October 19, 1999
______________________________________
           R. John Previte

                                 EXHIBIT INDEX

 Exhibit No.                             Description
 ----------- ------------------------------------------------------------------
    *3.1     Articles of Incorporation of First Commonwealth Financial
             Corporation, as amended.
     3.2     Bylaws of First Commonwealth Financial Corporation (incorporated by reference to Exhibit 3.2 to First Commonwealth Financial
             Corporation's quarterly report on Form 10-Q filed October 15,
             1993).
    *4.1     Indenture of First Commonwealth Financial Corporation relating to the Debentures.
    *4.2     Form of Certificate of Exchange Debenture (included in Exhibit
             4.1).
    *4.3     Form of Certificate of Original Debenture (included in Exhibit
             4.1).
    *4.4     Certificate of Trust of First Commonwealth Capital Trust I.
    *4.5     Amended and Restated Declaration of Trust of First Commonwealth
             Capital Trust I.
    *4.6     Form of Common Security (included in Exhibit 4.5).
    *4.7     Form of Exchange Capital Security Certificate (included in Exhibit
             4.5).
    *4.8     Form of Certificate of Original Capital Security (included in
             Exhibit 4.5).
    *4.9     Original Guarantee of First Commonwealth Financial Corporation
             relating to the Original Capital Securities.
    *4.10    Form of Exchange Guarantee of First Commonwealth Financial
             Corporation relating to the Exchange Capital Securities (included in Exhibit 4.9).
    *4.11    Registration Rights Agreement among First Commonwealth Financial
             Corporation, First Commonwealth Capital Trust I and Keefe,
             Bruyette & Woods, Inc.
    *5.1     Opinion of Drinker Biddle & Reath LLP.
    *5.2     Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
    *5.3     Opinion of Richards, Layton & Finger, P.A.
   *8        Opinion of Drinker Biddle & Reath LLP as to certain federal income tax matters.
   *12       Computation of Consolidated Ratio of Earnings to Fixed Charges.
    21       Subsidiaries of First Commonwealth Financial Corporation
             (incorporated herein by reference to Exhibit 21.1 to First
             Commonwealth Financial Corporation's Form 10-K filed March 31,
             1999).
   *23.1     Consent of Deloitte & Touche LLP.
   *23.2     Consent of KPMG LLP.
   *23.3     Consent of Grant Thornton LLP.
   *23.4     Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1).
   *23.5     Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P. (included in
             Exhibit 5.2).
   *23.6     Consent of Richards, Layton & Finger, P.A. (included in Exhibit
             5.3).
   *24       Power of Attorney of certain officers and Directors of First
             Commonwealth Financial Corporation and the Administrative trustees of First Commonwealth Capital Trust I (included on the signature pages hereto).
   *25.1     Form T-1 Statement of Eligibility of The Chase Manhattan Bank to
             act as trustee under the Indenture.
   *25.2     Form T-1 Statement of Eligibility of The Chase Manhattan Bank to
             act as trustee under the Declaration of Trust of First
             Commonwealth Capital Trust I.
   *25.3     Form T-1 Statement of Eligibility of The Chase Manhattan Bank
             under the Exchange Guarantee for the benefit of the holders of
             Exchange Capital Securities of First Commonwealth Capital Trust I.
   *99.1     Form of Letter of Transmittal.
   *99.2     Form of Notice of Guaranteed Delivery.

--------
* Filed herewith.